Exhibit 3.1

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

JBS FOODS INTERNATIONAL PUBLIC LIMITED COMPANY

(as adopted by Special Resolution on [●] 2016)

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

JBS FOODS INTERNATIONAL PUBLIC LIMITED COMPANY

1.	The name of the Company is JBS Foods International public limited company.

2.	The Company is a public limited company for the purposes of Part 17 of the Companies Act 2014.

3.	The objects for which the Company is established are:

3.1.	To carry on the business of a holding company and to coordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatsoever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on, in all its branches, the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed necessary or appropriate by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

3.2.	To carry on the business of meat processing and to do all things connected, related or ancillary to, or likely to be required or desirable in connection with, such business.

3.3.	To invest (including long-term investments in, and acquisitions of, the shares or other securities or ownership interests in other companies) any monies of the Company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

3.4.	To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

3.5.	To acquire and hold shares and stocks of any class or description, debentures, debenture stocks, bonds, bills, mortgages, obligations, investments, partnership interests, limited partnership interests, trust interests, membership interests and other securities or ownership interests of all descriptions and of any kind issued or guaranteed by any company or undertaking of whatever nature and wheresoever constituted or carrying on business or issued or guaranteed by any government, state, dominion, colony, sovereign ruler, commissioners, trust, public, municipal, local or other authority or body of whatever nature and wheresoever situated and investments, securities and property of all descriptions and of any kind, including real and chattel real estates, mortgages, reversions, assurance policies, contingencies and choses in action.

3.6.	To remunerate by cash payments or allotment of shares or securities or other ownership interests (including rights to acquire shares or securities or other ownership interests) of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any parent or subsidiary body corporate whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

3.7.	To purchase for investment property of any tenure and any interest therein, and to make advances upon the security of land or other similar property or any interest therein.

3.8.	To acquire by purchase, exchange, lease, fee, farm grant or otherwise, either for an estate in fee simple or for any less estate or other estate or interest, whether immediate or reversionary and whether vested or contingent, any lands, tenements or hereditaments of any tenure, whether subject or not to any charges or encumbrances, and to hold, farm, work and manage and to let, sublet, mortgage or charge land and buildings of any kind, reversions, interests, annuities, life policies, and any other property real or personal, movable or immovable, either absolutely or conditionally, and either subject or not to any mortgage, charge, ground rent or other rents or encumbrances.

3.9.	To erect or secure the erection of buildings or other structures of any kind with a view of occupying or letting them or otherwise utilising them and to enter into any contracts or leases and to grant any licences necessary to effect the same.

3.10.	To maintain and improve any lands, tenements or hereditaments acquired by the Company or in which the Company is interested, in particular by decorating, maintaining, furnishing, fitting up and improving houses, shops, flats, maisonettes and other buildings and structures and to enter into contracts and arrangements of all kinds with tenants and others.

3.11.	To sell, exchange, mortgage (with or without power of sale), assign, turn to account or otherwise dispose of and generally deal with the whole or any part of the property, shares, stocks, securities, estates, rights or undertakings of the Company, real property, chattels real or personal, movable or immovable, either in whole or in part.

3.12.	To take part in the management, supervision, or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants, or other experts or agents to act as consultants, supervisors and agents of other companies or undertakings and to provide managerial, advisory, technical, design, purchasing and selling services and any other services deemed appropriate by the Company.

3.13.	To make, draw, accept, endorse, negotiate, issue, execute, discount and otherwise deal with bills of exchange, promissory notes, letters of credit, circular notes, and other negotiable or non-negotiable or transferable or non-transferrable instruments.

3.14.	To redeem, purchase, or otherwise acquire in any manner permitted by law any shares in the Company’s capital or other securities or ownership interests of any kind issued by the Company.

3.15.

To guarantee, support or secure whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods, or by any other method whatsoever, the performance of the obligations of, and the repayment or payment of the principal amounts of and the premiums, interest, dividends and other amounts due on or with respect to any security of any person, firm or company, including any company which is for the time being the Company’s holding company (as defined by section 8 of the Companies Act 2014) or subsidiary (as defined by section 7 of the Companies Act 2014) or another subsidiary as defined by the said section of the Company’s holding company (as defined by section 8 of the Companies Act 2014) or otherwise associated with the Company in business notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.

3.16.	To lend the funds of the Company with or without security and at interest or free of interest.

3.17.	To raise or borrow or secure the payment of money, including by the issue of bonds, debentures or debenture stock, perpetual or redeemable, or by mortgage, charge, lien or pledge upon the whole or any part of the undertaking, property, assets or rights of the Company, present or future, including its uncalled capital and generally in any other manner as the directors shall from time to time determine and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments, and to purchase, redeem or pay off any of the foregoing and to guarantee any or all of the liabilities of the Company, any other company or any other person, and any debentures, debenture stock or other securities may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, transfer, drawings, allotments of shares, attending and voting at general meetings of the Company, appointment of directors and otherwise.

3.18.	To accumulate capital for any of the purposes of the Company, and to appropriate any of the Company’s assets to specific purposes, either conditionally or unconditionally, and to admit any class or section of those who have any dealings with the Company to any share in the profits thereof or in the profits of any particular branch of the Company’s business or to any other special rights, privileges, advantages or benefits.

3.19.	To reduce the share capital of the Company in any manner permitted by law.

3.20.	To make gifts or grant bonuses to officers or other persons who are or have been in the employment of the Company and to allow any such persons to have the use and enjoyment of such property, chattels or other assets belonging to the Company upon such terms as the Company shall think fit.

3.21.	To establish and maintain or procure the establishment and maintenance of any pension or superannuation fund (whether contributory or otherwise) for the benefit of and to give or procure the giving of donations, gratuities, pensions, annuities, allowances, emoluments or charitable aid to any persons who are or were at any time in the employment or service of the Company or any of its predecessors in business, or of any company which is a subsidiary of the Company or who may be or have been directors or officers of the Company, or of any such other company as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid may be interested and the wives, husbands, widows, widowers, families, relatives or dependants of any such persons, and to make payments towards insurance and assurance and to form and contribute to provident and benefit funds for the benefit of any such persons and to remunerate any person, firm or company rendering services to the Company or of any company which is a subsidiary of the Company, whether by cash payment, gratuities, pensions, annuities, allowances, emoluments or by the allotment of shares or securities of the Company credited as paid up in full or in part or otherwise.

3.22.	To employ experts to investigate and examine into the conditions, prospects, value, character and circumstances of any business concerns, undertakings, assets, property or rights.

3.23.	To insure the life of any person who may, in the opinion of the Company, be of value to the Company, as having or holding for the Company interests, goodwill, or influence or otherwise and to pay the premiums on such insurance.

3.24.	To distribute either upon a distribution of assets or division of profits among the Members of the Company in kind any property of the Company, and in particular any shares, debentures or securities of other companies belonging to the Company or of which the Company may have the power of disposing.

3.25.	To give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company, or, where the Company is a subsidiary company, in its holding company.

3.26.	To do and carry out all or any of the foregoing or following objects in any part of the world and either as principals, agents, contractors, trustees or otherwise, and either by or through agents, trustees or otherwise and either alone or in partnership or in conjunction with any other company, firm or person, provided that nothing herein contained shall empower the Company to carry on the business of insurance.

3.27.	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, trademarks, trade names, copyrights, industrial designs, know-how, concessions and other forms of intellectual property rights and the like conferring any exclusive or non-exclusive or limited or contingent rights to use, or any secret or other information as to any invention or process of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired.

3.28.	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company.

3.29.	To acquire and undertake the whole or any part of the undertaking, business, property and liabilities of any person or company.

3.30.	To adopt such means of making known the Company and its products and services as may seem expedient.

3.31.	To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

3.32.	To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

3.33.	To amalgamate with, merge with or otherwise become part of or associated with any other company or association in any manner permitted by law.

3.34.	To make voluntary dispositions of all or any part of the property and rights of the Company and to make gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.35.	To receive voluntary dispositions of all or any part of the undertakings, properties, assets or rights of any other corporation and to receive gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.36.	To do and carry out all such other things, except the issuing of policies of insurance, as may be deemed by the Company capable of being carried on in connection with the above objects or any of them or calculated to enhance the value of or render profitable any of the Company’s undertakings, properties, assets or rights.

And it is hereby declared that (i) the word “company” in this clause, except where used in reference to this Company, shall be deemed to include any person, partnership, limited partnership, limited liability partnership, limited liability company, other corporate body, trust or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and that the objects of the Company as specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects and shall not be in anyway limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company and (ii) any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.	The authorised share capital of the Company is €25,000 and US$3,100,000 divided into 25,000 Euro Deferred Shares of €1.00 each, 3,000,000,000 Ordinary Shares of US$0.001 each and 100,000,000 Preferred Shares of US$0.001 each.

6.	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended Articles of Association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s Articles of Association for the time being.

7.	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

JBS FOODS INTERNATIONAL PUBLIC LIMITED COMPANY

PRELIMINARY	9

REGISTERED OFFICE	12

SHARE CAPITAL; ISSUE OF SHARES	12

ORDINARY SHARES	13

EURO DEFERRED SHARES	14

PREFERRED SHARES	14

ISSUE OF WARRANTS	15

CERTIFICATES FOR SHARES	15

REGISTER OF MEMBERS	16

TRANSFER OF SHARES	16

REDEMPTION AND REPURCHASE OF SHARES	18

VARIATION OF RIGHTS OF SHARES	18

LIEN ON SHARES	19

CALLS ON SHARES	20

FORFEITURE	21

NON-RECOGNITION OF TRUSTS	22

TRANSMISSION OF SHARES	22

AMENDMENT OF MEMORANDUM OF ASSOCIATION; CHANGE OF LOCATION OF REGISTERED OFFICE; AND ALTERATION OF CAPITAL	23

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE	24

GENERAL MEETINGS	24

NOTICE OF GENERAL MEETINGS	25

PROCEEDINGS AT GENERAL MEETINGS	26

VOTES OF MEMBERS	29

PROXIES AND CORPORATE REPRESENTATIVES	29

DIRECTORS	31

DIRECTORS’ AND OFFICERS’ INTERESTS	31

POWERS AND DUTIES OF DIRECTORS	33

MINUTES	34

DELEGATION OF THE BOARD’S POWERS	34

CHAIRPERSON AND EXECUTIVE OFFICERS	34

PROCEEDINGS OF DIRECTORS	35

RESIGNATION AND DISQUALIFICATION OF DIRECTORS	36

APPOINTMENT, ROTATION, REMOVAL AND NOMINATION OF DIRECTORS	37

SECRETARY	39

SEAL	39

DIVIDENDS, DISTRIBUTIONS AND RESERVES	39

CAPITALISATION	40

ACCOUNTS	41

AUDIT	42

NOTICES	42

UNTRACED HOLDERS	44

DESTRUCTION OF DOCUMENTS	45

WINDING UP	45

INDEMNITY	46

FINANCIAL YEAR	47

SHAREHOLDER RIGHTS PLAN	47

BUSINESS COMBINATION	48

CONTROL SHARE ACQUISITION	54

GREENMAIL RESTRICTIONS	58

PRELIMINARY

1.	Sections 43(2), 77, 78, 80, 81, 83(3), 95(1), 96(2) to (11), 124, 125, 126(2) to (8), 144(3), 144(4), 148(2), 158 to 160, 161 (1), 161 (4)-(9), 162 to 165, 178(2), 180(5), 181(1), 181(6), 182(2), 182(5), 183(3), 183(6), 186(c)(i), 186(f), 187, 188, 193, 218(3) to (5), 229, 230, 338(5), 338(6), 618(1)(b), 620(8) 1090, 1092 and 1113 of the Companies Act shall not apply to the Company. The provisions of the Companies Act which are stated therein to apply to a public limited company, save to the extent that its constitution is permitted to provide or state otherwise, will apply to the Company subject to the alterations contained in these Articles, and will, so far as not inconsistent with these Articles, bind the Company and its members.

2.

2.1.	In these Articles:

“address”	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication.
“Adoption Date”	means [●].
“Articles” or “Articles of Association”	means these articles of association of the Company, as amended from time to time by Special Resolution.
“Assistant Secretary”	means any person appointed by the Board or the Secretary from time to time to assist the Secretary.
“Auditors”	means the persons for the time being performing the duties of the statutory auditors of the Company.
“Board”	means the board of Directors for the time being of the Company.
“1990 Regulations”	The Companies Act 1990 (Uncertificated Securities) Regulations 1996 (S.I. No. 68 of 1996) as may be amended from time to time.
“Chairperson”	means the chairperson of the Board from time to time and/or chairperson of a general meeting of the Company as the context may require.
“clear days”

means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which notice is being given or on which an action or event for which notice is being given is to occur or take effect.

“Companies Act”	means the Companies Act 2014 and every statutory modification, replacement and re-enactment thereof for the time being in force.

“Company”	means JBS Foods International [PLC].
“Court”	means the Irish High Court.
“Directors”	means the directors for the time being of the Company.
“dividend”	includes dividends, final dividends, interim dividends and bonus dividends.
“electronic communication”	shall have the meaning given to those words in the Electronic Commerce Act 2000.
“electronic signature”	shall have the meaning given to those words in the Electronic Commerce Act 2000.
“Exchange”	means any securities exchange or other system on which the Shares of the Company may be listed or otherwise authorised for trading from time to time.
“Exchange Act”	means the Securities Exchange Act of 1934 of the United States of America.
“Member”	means a person who has agreed to become a Member of the Company and whose name is entered in the Register of Members as a registered holder of Shares.
“Memorandum”	means the memorandum of association of the Company as amended from time to time by Special Resolution.
“month”	means a calendar month.
“Ordinary Resolution”	means an ordinary resolution of the Company’s Members within the meaning of section 191 of the Companies Act.
“paid-up”	means paid-up in accordance with the Companies Act as to the nominal value and any premium payable in respect of the issue of any Shares and includes credited as paid-up.
“Redeemable Shares”	means redeemable shares in accordance with the Companies Act.

“Register of Members” or “Register”	means the register of Members of the Company maintained by or on behalf of the Company, in accordance with the Companies Act.
“registered office”	means the registered office for the time being of the Company.
“Seal”	means the seal of the Company, if any, and includes every duplicate seal.
“Secretary”

means the person appointed by the Board to perform any or all of the duties of secretary of the Company and includes an Assistant Secretary and any person appointed by the Board or the Secretary to perform the duties of secretary of the Company, in each case, when acting in the capacity of the secretary of the Company.

“Share” and “Shares”	means a share or shares in the capital of the Company.
“Special Resolution”	means a special resolution of the Company’s Members within the meaning of section 191 of the Companies Act.

2.2.	In these Articles (unless otherwise specified):

2.2.1.	words importing the singular number include the plural number and vice-versa;

2.2.2.	words importing the feminine gender include the masculine gender and the neuter and vice-versa;

2.2.3.	words importing persons include any company, partnership or other body of persons, whether corporate or not, any trust and any government, governmental body or agency or public authority, whether of Ireland or elsewhere and references to a company, except where used in reference to the Company, shall be deemed to include any person, partnership, limited partnership, limited liability partnership, limited liability company, other corporate body, trust or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere;

2.2.4.	expressions referring to “written” and “in writing” shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these Articles and/or where it constitutes writing in electronic form sent to the Company;

2.2.5.	expressions referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature;

2.2.6.	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.2.7.	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.2.8.	reference to “officer” or “officers” in these Articles means any executive that has been designated by the Company as an “officer” and, for the avoidance of doubt, shall not have the meaning given to such term in the Companies Act and any such officers shall not constitute officers of the Company within the meaning of section 2(1) of the Companies Act;

2.2.9.	headings are inserted for reference only and shall be ignored in construing these Articles; and

2.2.10.	references to US$, USD, $ or dollars shall mean United States dollars, the lawful currency of the United States of America and references to €, euro, or EUR shall mean the euro, the lawful currency of Ireland.

REGISTERED OFFICE

3.	The registered office shall be at such place in Ireland as the Board from time to time shall decide.

SHARE CAPITAL; ISSUE OF SHARES

4.	The authorised share capital of the Company is €25,000 and US$3,100,000 divided into 25,000 Euro Deferred Shares of €1.00 each, 3,000,000,000 Ordinary Shares of US$0.001 each and 100,000,000 Preferred Shares of US$0.001 each.

5.	Subject to the provisions of these Articles relating to new Shares, the Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Companies Act) allot, issue, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its Members, but so that no Share shall be issued at a discount save in accordance with sections 71(4) and 1026 of the Companies Act, and so that, in the case of Shares offered to the public for subscription, the amount payable on application on each such Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium thereon. To the extent permitted by the Companies Act, Shares may also be allotted by a committee of the Directors or by any other person where such committee or person is so authorised by the Directors.

6.	Subject to any requirement to obtain the approval of Members under any laws, regulations or the rules of any Exchange, the Board is authorised, from time to time, to grant such persons, for such periods and upon such terms as the Board deems advisable, options or awards to purchase or subscribe for any number of Shares of any class or classes or of any series of any class and other securities or ownership interests of the Company as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options or awards to be issued.

7.

7.1.	The Directors are, for the purposes of section 1021 of the Companies Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 1021) up to the amount of the Company’s authorised share capital and to allot and issue any Shares acquired by or on behalf of the Company pursuant to the provisions of the Companies Act and held as treasury shares and, unless renewed, or a longer period of time is allowed under applicable law, this authority shall expire five years from the Adoption Date.

7.2.	The Directors are hereby empowered pursuant to sections 1022 and 1023(3) of the Companies Act to allot equity securities within the meaning of the said section 1023 for cash pursuant to the authority conferred by Article 7.1 as if section 1022 of the Companies Act did not apply to any such allotment.

7.3.	The Company may before the expiry of the authorities conferred by Articles 7.1 and/or 7.2 make an offer or agreement which would or might require relevant securities (as defined in section 1021 of the Companies Act) and/or equity securities (as defined in section 1023 of the Companies Act), as the case may be, to be allotted after such expiry and the Board may allot relevant securities and/or equity securities in pursuance of such an offer or agreement as if the authorities conferred by Articles 7.1 and/or 7.2 had not expired.

7.4.	The Company may issue permissible letters of allotment (as defined by section 1019 of the Companies Act) to the extent permitted by the Companies Act.

8.	The Company may pay commission to any person in consideration of any person subscribing or agreeing to subscribe, whether absolutely or conditionally, for the Shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any Shares in the Company on such terms and, subject to the provisions of the Companies Act and to such conditions as the Board may determine including by paying cash or allotting and issuing fully or partly paid Shares or any combination of the two. The Company may also on any issue of Shares pay such brokerage as may be lawful.

ORDINARY SHARES

9.	The rights and restrictions attaching to the Ordinary Shares shall be as follows:

9.1.	subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting and any rules or regulations applicable to the conduct of any general meeting of the Company, the right to attend and speak at any general meeting of the Company and to exercise one vote per Ordinary Share held at any general meeting of the Company;

9.2.	the right to participate pro rata in all dividends declared by the Company with respect to the Ordinary Shares; and

9.3.	the right, in the event of the Company’s winding up, to participate pro rata with all other Ordinary Shares in the total assets of the Company.

10.	The rights attaching to the Ordinary Shares shall be subject to the terms of issue of any series or class of Preferred Shares allotted by the Directors from time to time in accordance with Article 17.

11.

11.1.	If an Ordinary Share is not listed on a securities market, a regulated market or another market recognised for the purposes of section 1072 of the Companies Act, in each case within the meaning of the Companies Act, it shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (including any agent or broker acting on behalf of the Company) and any person (who may or may not be a Member) pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from the relevant person. In these circumstances, the acquisition of such shares by the Company shall constitute the redemption of a Redeemable Share in accordance with the Companies Act. No resolution, whether special or otherwise, shall be required to be passed to deem any Ordinary Share a Redeemable Share.

11.2.	If an Ordinary Share is listed on a securities market, a regulated market or another market recognised for the purposes of section 1072 of the Companies Act, in each case within the meaning of the Companies Act, the provisions of Article 11.1 shall apply unless the Board resolves, prior to the existence or creation of any relevant arrangement, that the arrangement concerned is to be treated as an acquisition of Shares pursuant to Article 33.3, in which case the arrangement shall be so executed.

12.	All Ordinary Shares shall rank pari passu with each other in all respects.

EURO DEFERRED SHARES

13.	The holders of the Euro Deferred Shares shall not be entitled to receive any dividend or distribution and shall not be entitled to receive notice of, nor to attend, speak or vote at, any general meeting of the Company. On a return of assets, whether on liquidation or otherwise, the Euro Deferred Shares shall entitle the holder thereof only to the repayment of the amounts paid up on such shares after repayment of the capital paid up on the Ordinary Shares plus the payment of $5,000,000 on each of the Ordinary Shares and the holders of the Euro Deferred Shares (as such) shall not be entitled to any further participation in the assets or profits of the Company.

14.	The Company has the irrevocable authority at any time after the Adoption Date:

14.1.	to acquire all or any of the fully paid Euro Deferred Shares otherwise than for valuable consideration in accordance with section 102 of the Companies Act and without obtaining the sanction of the holders thereof;

14.2.	to appoint any person to execute on behalf of the holders of the Euro Deferred Shares remaining in issue (if any) a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company or to such other person as the Company may nominate;

14.3.	to cancel any acquired Euro Deferred Shares; and

14.4.	pending such acquisition and/or transfer and/or cancellation, to retain the certificate (if any) for such Euro Deferred Shares.

15.	In accordance with section 1040(3) of the Companies Act, the Company shall, not later than three (3) years after any acquisition by it of any Euro Deferred Shares as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the share capital by the nominal value of the shares so cancelled and the Board may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with sections 84 and 85 of the Companies Act, including passing resolutions in accordance with section 1040(5) of the Companies Act.

16.	Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Euro Deferred Shares nor the redemption thereof nor the cancellation thereof by the Company in accordance with these Articles shall constitute a variation or abrogation of the rights or privileges attached to the Euro Deferred Shares, and accordingly the Euro Deferred Shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof. The rights conferred upon the holders of the Euro Deferred Shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

PREFERRED SHARES

17.

The Directors are authorised to issue all or any of the authorised but unissued Preferred Shares from time to time in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Directors providing for the issuance of such class or series, including (but not limited to) the authority to provide that any such class or series may be:

17.1.	redeemable at the option of the Company, or the holders, or both, with the manner of the redemption to be set by the Directors, and redeemable at such time or times, including upon a fixed date, and at such price or prices as the Directors may determine;

17.2.	entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times as the Directors may determine, and which may be payable in preference to, or in such relation to, the dividends payable on any other class or classes of Shares or any other series as the Directors may determine;

17.3.	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company as the Directors may determine; or

17.4.	convertible into, or exchangeable for, Shares of any other class or classes of Shares, or of any other series of the same or any other class or classes of Shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors may determine.

The Directors may at any time before the allotment of any Preferred Share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such Preferred Shares.

18.	The rights conferred upon the holder of any pre-existing Shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of Preferred Shares in accordance with Article 17.

ISSUE OF WARRANTS

19.	The Board may issue warrants to subscribe for any class of Shares or other securities of the Company on such terms as it may from time to time determine.

CERTIFICATES FOR SHARES

20.	Unless otherwise provided for by the Board or the rights attaching to or by the terms of issue of any particular Shares, or to the extent required by any Exchange, depository or any operator of any clearance or settlement system or by law, no person whose name is entered as a Member in the Register of Members shall be entitled to receive a share certificate for any Shares of any class held by him or her (nor on transferring a part of holding, to a certificate for the balance).

21.	Any share certificate, if issued, shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the Seal and authorised signature(s) affixed by some method or system of mechanical or electronic process. In respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

22.	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Board may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

REGISTER OF MEMBERS

23.	The Company shall maintain or cause to be maintained a Register of its Members in accordance with the Companies Act.

24.	If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register or Registers of Members at such location or locations within or outside Ireland as the Board thinks fit. The original Register of Members shall be treated as the Register of Members for the purposes of these Articles and the Companies Act.

25.	The Company, or any agent(s) appointed by it to maintain any duplicate Register of Members in accordance with these Articles shall, as soon as practicable and on a regular basis record, or procure the recording of, in the original Register of Members all transfers of Shares effected on any duplicate Register of Members and shall at all times maintain the original Register of Members in such manner as to show at all times the Members for the time being and the Shares respectively held by them, in all respects in accordance with the Companies Act.

26.	The Company shall not be bound to register more than four (4) persons as joint holders of any Share. If any Share shall stand in the names of two (2) or more persons, the person first named in the Register of Members shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company.

TRANSFER OF SHARES

27.	Subject to such of the restrictions of these Articles and to such of the conditions of issue or transfer as may be applicable, all transfers of Shares shall be effected by an instrument in writing (an “instrument of transfer”) in such form as the Board or the Secretary may approve. All such instruments of transfer must be left at the registered office or at such other place as the Board or the Secretary may specify and all such instruments of transfer shall be retained by the Company.

28.

28.1.	The instrument of transfer of any Share shall be executed by the transferor or alternatively for and on behalf of the transferor by the Secretary (or such other person as may be nominated by the Secretary for this purpose) on behalf of the Company, and the Secretary (or relevant nominee), acting on behalf of the Company, shall be deemed to have been irrevocably appointed agent for the transferor of such Share or Shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Share or Shares all such transfers of Shares held by the Members in the share capital of the Company. An instrument of transfer need not be executed by the transferee except to the extent required by the Companies Act. Any document which records the name of the transferor, the name of the transferee, the class and number of Shares agreed to be transferred, details of the total consideration payable and the date of the agreement to transfer the Shares, shall, once executed in accordance with this Article, be deemed to be a proper instrument of transfer for the purposes of section 94 of the Companies Act.

28.2.	The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Board so determine.

28.3.	The Company, insofar as the Companies Act or any other applicable law permits, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of Shares on behalf of the transferee of such Shares of the Company. If stamp duty resulting from the transfer of Shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled, but not required, to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those Shares or (iii) claim a first and permanent lien on the Shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid.

28.4.	Notwithstanding the provisions of these Articles and subject to any regulations made under section 1086 of the Companies Act or the 1990 Regulations, title to any Shares in the Company may also be evidenced and transferred without a written instrument in accordance with section 1086 of the Companies Act or any regulations made thereunder or the 1990 Regulations. The Board shall have power to permit any class of Shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

29.	The Board may, without assigning any reason for its decision, decline to register any transfer of any Share which is not a fully paid Share. The Board may also, without assigning any reason, refuse to register a transfer of any Share unless:

29.1.	the instrument of transfer is fully and properly completed and is lodged with the Company at the registered office or at such other place as the Board or the Secretary may specify accompanied by the certificate for the Shares (if any) to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

29.2.	the instrument of transfer is in respect of only one class of Shares;

29.3.	a registration statement under the Securities Act of 1933 of the United States of America is in effect with respect to such transfer or such transfer is exempt from registration and, if requested by the Board, a written opinion from counsel reasonably acceptable to the Board is obtained to the effect that such transfer is exempt from registration;

29.4.	the instrument of transfer is properly stamped (in circumstances where stamping is required);

29.5.	in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four;

29.6.	it is satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and

29.7.	it is satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

30.	If the Board shall refuse to register a transfer of any Share, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

31.	The Company shall not be obligated to make any transfer to an individual under 18 years of age or to a person in respect of whom an order has been made by a competent court or official on the grounds that he or she is or may be suffering from mental disorder or is otherwise incapable of managing his or her affairs or under other legal disability.

32.	Upon every transfer of Shares, the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and subject to Article 20 a new certificate may be issued without charge to the transferee in respect of the Shares transferred to him or her, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof may be issued to him or her without charge.

REDEMPTION AND REPURCHASE OF SHARES

33.	Subject to the provisions of Chapter 6 of Part 3 and Chapter 5 of Part 17 of the Companies Act and the other provisions of this Article 33, and without prejudice to Article 17, the Company may:

33.1.	pursuant to section 66(4) of the Companies Act, issue any Shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as may be determined the Board;

33.2.	redeem Shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any Shares so redeemed or may hold them as treasury shares (as defined by section 106(1) of the Companies Act) and re-issue such treasury shares as Shares of any class or classes or cancel them;

33.3.	subject to or in accordance with the provisions of the Companies Act and without prejudice to any relevant special rights attached to any class of Shares, pursuant to section 105 and Chapter 5 of Part 17 of the Companies Act, acquire any of its own Shares (including any Redeemable Shares and without any obligation to acquire on any pro rata basis as between Members or Members of the same class) and may cancel any Shares so acquired or hold them as treasury shares (as defined by section 106(1) of the Companies Act) and may re-issue any such Shares as Shares of any class or classes or cancel them; or

33.4.	convert any of its Shares into Redeemable Shares provided that the total number of Shares which shall be redeemable pursuant to this authority shall not exceed the limit in section 1071(b) of the Companies Act. No resolution of Members, whether special or otherwise, shall be required to be passed to convert any of the Company’s Shares into Redeemable Shares.

34.	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act.

35.	The holder of the Shares being redeemed or purchased shall be bound to deliver up to the Company, at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him or her the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS OF SHARES

36.	Without prejudice to the authority conferred on the Directors pursuant to Article 17 to issue Preferred Shares in the capital of the Company, if at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may be varied or abrogated with the consent in writing of the holders of a majority of the issued Shares of that class or series entitled to vote on such variation or abrogation, or with the sanction of an Ordinary Resolution passed at a general meeting of the holders of the Shares of that class or series.

37.	The provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to every such general meeting of the holders of one class or series of Shares except that the necessary quorum shall be one or more persons holding or representing by proxy not less than one third of the issued Shares of the class or series.

38.	The rights conferred upon the holders of the Shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class or series, be deemed to be varied by (i) the creation or issue of further Shares ranking pari passu therewith; (ii) a purchase or redemption by the Company of its own Shares; or (iii) the creation or issue for value (as determined by the Board) of further Shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them. For the avoidance of doubt:

38.1.	the issue, redemption or purchase of any of the 25,000 Euro Deferred Shares of €1.00 each or the 100,000,000 Preferred Shares of US$0.001 each shall not constitute a variation of the rights of the holders of Ordinary Shares; and

38.2.	the issue of Preferred Shares or any class or series of Preferred Shares which rank pari passu with, or junior to, any existing Preferred Shares or class or series of Preferred Shares shall not constitute a variation of the existing Preferred Shares or class or series of Preferred Shares.

LIEN ON SHARES

39.	The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Board, at any time, may declare any Share to be wholly or in part exempt from the provisions of this Article 39. The Company’s lien on a Share shall extend to all monies payable in respect of it.

40.	The Company may sell in such manner as the Board determines any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice demanding payment, stating that if the notice is not complied with the Share may be sold, has been given to the holder of the Share or to the person entitled to it by reason of the death or bankruptcy of the holder.

41.	To give effect to a sale, the Board may authorise some person to execute an instrument of transfer of the Share(s) sold to, or in accordance with, the directions of the transferee. The transferee shall be entered in the Register as the holder of the Share(s) comprised in any such transfer and he or she shall not be bound to see to the application of the purchase monies nor shall his or her title to the Share be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

42.	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the Shares sold and subject to a like lien for any monies not presently payable as existed upon the Shares before the sale) shall be paid to the person entitled to the Shares at the date of the sale.

43.	Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any Shares registered in the Register as held either jointly or solely by any Members or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Member by the Company on, or in respect of, any Shares registered as mentioned above or for or on account or in respect of any Member and whether in consequence of:

(a)	the death of such Member;

(b)	the non-payment of any income tax or other tax by such Member;

(c)	the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such Member or by or out of his or her estate; or

(d)	any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of Shares renders the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

43.1.	the Company shall be fully indemnified by such Member or his or her executor or administrator from all liability;

43.2.	the Company shall have a lien upon all dividends and other monies payable in respect of the Shares registered in the Register as held either jointly or solely by such Member for all monies paid or payable by the Company as referred to above in respect of such Shares or in respect of any dividends or other monies thereon or for or on account or in respect of such Member under or in consequence of any such law, together with interest at the rate of fifteen percent (15%) per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

43.3.	the Company may recover as a debt due from such Member or his or her executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

43.4.	the Company may, if any such money is paid or payable by it under any such law as referred to above, refuse to register a transfer of any Shares by any such Member or his or her executor or administrator until such money and interest is set off or deducted as referred to above or, in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

44.	Subject to the rights conferred upon the holders of any class of Shares, nothing in Article 43 will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such Member as referred to above (and, his or her executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

45.	Subject to the terms of allotment, the Board may make calls upon the Members in respect of any monies unpaid on their Shares and each Member (subject to receiving at least fourteen (14) clear days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his or her Shares. A call may be required or permitted to be paid in instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part, and payment of a call may be postponed in whole or in part.

46.	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

47.	A person on whom a call is made shall (in addition to a transferee) remain liable notwithstanding the subsequent transfer of the Share in respect of which the call is made.

48.	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

49.	If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Companies Act), but the Board may waive payment of the interest wholly or in part.

50.	An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or by way of premium, shall be deemed to be a call and, if it is not paid, the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

51.	Subject to the terms of allotment, the Board may make arrangements on the issue of Shares for a difference between the holders in the amounts and times of payment of calls on their Shares.

52.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the monies uncalled and unpaid upon any Shares held by him or her, and upon all or any of the monies so advanced may pay (until the same would, but for such advance, become payable) interest at such rate as may be agreed upon between the Directors and the Member paying such sum in advance.

FORFEITURE

53.	If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him or her requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

54.	The notice shall state a further day (not earlier than the expiration of fourteen (14) clear days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

55.	If the requirements of any such notice as aforesaid are not complied with, then at any time thereafter before the payment required by the notice has been made, any Shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Shares and not paid before forfeiture. The Board may accept a surrender of any Share liable to be forfeited hereunder.

56.	On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

57.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal, such a Share is to be transferred to any person, the Board may authorise some person to execute an instrument of transfer of the Share to that person. The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon he or she shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his or her title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

58.	A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but nevertheless shall remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him or her to the Company in respect of the Shares, without any deduction or allowance for the value of the Shares at the time of forfeiture but his or her liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the Shares.

59.	A statement in writing that the maker of the statement is a Director or the Secretary of the Company, and that a Share in the Company has been duly forfeited on the date stated in the statement, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.

60.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

61.	The Directors may accept the surrender of any Share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered Share shall be treated as if it has been forfeited.

NON-RECOGNITION OF TRUSTS

62.	The Company shall not be obligated to recognise any person as holding any Share upon any trust (except as is otherwise provided in these Articles or to the extent required by law) and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Companies Act) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the Members or a transferee of Shares to furnish the Company with information as to the beneficial ownership of any Share when such information is reasonably required by the Company.

TRANSMISSION OF SHARES

63.	If a Member dies, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he or she was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his or her interest in the Shares; but nothing herein contained shall release the estate of any deceased holder from any liability in respect of any Share which had been jointly held by him or her solely or jointly with other persons.

64.	A person becoming entitled to a Share in consequence of the death, bankruptcy, liquidation or insolvency of a Member, or otherwise becoming entitled to a Share by operation of any law, directive or regulation (whether of Ireland, the European Union, or any other jurisdiction) may elect, upon such evidence of title being produced as the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose) may reasonably require at any time and from time to time, and subject as further provided in this Article, either to become the holder of the Share or to have some person nominated by him or her registered as the transferee. If he or she elects to become the holder of the Share, he or she shall give notice to the Company to that effect and, where the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose) are satisfied with the evidence of title produced to them, they may register such persons as the holder of the Share, subject to the other provisions of these Articles and of the Companies Act. If he or she elects to have another person registered, he or she shall execute an instrument of transfer of the Share to that person. All of these Articles relating to the transfer of Shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the Member and the event giving rise to the entitlement of the relevant person to the Shares had not occurred.

65.	A person becoming entitled to a Share by transmission shall have the rights to which he or she would be entitled if he or she were the holder of the Share (including the right to receive and give a valid discharge for any dividends, distributions or other moneys payable on or in respect of the Share), except that, before being registered as the holder of the Share, he or she shall not be entitled in respect of it to receive notices of, or to attend or vote at, any meeting of the Company or at any separate meeting of holders of any class of Shares in the Company, so, however, that the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose), at any time, may give notice requiring any such person to elect either to be registered himself or herself or to transfer the Share and, if the notice is not complied with within ninety (90) days, the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose) thereupon may withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION;

CHANGE OF LOCATION OF REGISTERED OFFICE; AND

ALTERATION OF CAPITAL

66.	The Company may by Ordinary Resolution (or as otherwise provided in these Articles, determined by the Board or permitted under applicable law):

66.1.	divide its share capital into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;

66.2.	increase the authorised share capital by such sum to be divided into Shares of any nominal value;

66.3.	consolidate and divide all or any of the Shares into Shares of a larger nominal value than the existing Shares;

66.4.	subdivide the Shares, or any of them, into Shares of a smaller nominal value, so however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived (and so that the Board may determine that, as between the holders of the Shares resulting from such sub-division, one or more of the Shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new Shares);

66.5.	cancel any Shares which have not been taken or agreed to be taken by any person and diminish the amount of the Company’s share capital by the amount of the Shares so cancelled;

66.6.	increase the nominal value of any of the Shares by the addition to them of any undenominated capital;

66.7.	reduce the nominal value of any of the Shares by the deduction from them of any part of that value, subject to the crediting of the amount of the deduction to undenominated capital, other than the share premium account;

66.8.	convert any undenominated capital into shares for allotment as bonus shares to holders of existing shares; and/or

66.9.	subject to applicable law, change the currency denomination of its share capital.

67.	Subject to the provisions of the Companies Act, the Company may:

67.1.	by Special Resolution (or as otherwise required or permitted by applicable law) change its name, alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles;

67.2.	by Special Resolution (or as otherwise required or permitted by these Articles and applicable law) reduce its issued share capital and any capital redemption reserve fund, share premium account or undenominated capital account. In relation to such reductions, the Company may by Special Resolution (or as otherwise required or permitted by these Articles and applicable law) determine the terms upon which the reduction is to be effected, including in the case of a reduction of part only of any class of Shares, those Shares to be affected; and

67.3.	by resolution of the Directors, change the location of its registered office.

68.	Where any difficulty arises in regard to any alteration or reorganisation of the share capital of the Company, the Board may settle the same as they think expedient and in particular, may arrange to sell any Shares representing fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those Members, and the Board may authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his or her title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

69.	For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Board may provide, subject to the requirements of section 174 of the Companies Act, that the Register of Members shall be closed for transfers at such times and for such periods, not exceeding in the whole thirty (30) days in each year, as it may determine. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members, such Register of Members shall be so closed for at least five (5) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

70.	In lieu of, or apart from, closing the Register of Members, the Board may fix in advance a date as the record date (a) for any such determination of Members entitled to notice of or to vote at a meeting of the Members, which record date shall not be more than sixty (60) days before the date of such meeting, and (b) for the purpose of determining the Members entitled to receive payment of any dividend or other distribution, or in order to make a determination of Members for any other proper purpose, which record date shall not be more than sixty (60) days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of Members is relevant.

71.	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles shall be the record date for such determination of Members. Where a determination of Members entitled to vote at any meeting of Members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

GENERAL MEETINGS

72.	The Board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Companies Act.

73.

The Board may, whenever it thinks fit, and shall, on the requisition in writing of Members holding such number of Shares as is prescribed by, and made in accordance with the Companies Act, convene a general meeting in the manner required by the Companies Act. All general meetings other than annual general meetings shall be called extraordinary general meetings. Where any provision of the Companies Act confers rights on the members of a company to convene a general meeting without first directing the board of directors to convene a general meeting and expresses such rights to apply save where a company’s articles of association or constitution provides otherwise, such rights shall not apply to the Members of the Company.

74.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notice calling it. Not more than fifteen (15) months shall elapse between the date of one annual general meeting of the Company and that of the next. Each general meeting shall be held at such time and place as designated by the Board and as specified in the notice of meeting. Subject to section 176 of the Companies Act, all general meetings may be held outside of Ireland.

75.	The Board may authorise the Secretary to postpone or cancel any general meeting called in accordance with the provisions of these Articles (other than a meeting requisitioned by the Members in accordance with the Companies Act or the postponement or cancellation of which would be contrary to the Companies Act, law or a Court order pursuant to the Companies Act) if the Board considers that, for any reason, it is impractical or unreasonable to hold the general meeting, provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for any postponed meeting shall be given to each Member in accordance with the provisions of these Articles.

NOTICE OF GENERAL MEETINGS

76.	Subject to the provisions of the Companies Act allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a Special Resolution, shall be called on at least twenty-one (21) clear days’ notice and all other extraordinary general meetings shall be called on at least fifteen (15) clear days’ notice. Such notice shall state the date, time, place of the meeting and the general nature of the business to be considered. Every notice shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on any Exchange.

77.	A general meeting of the Company shall, whether or not the notice specified in Article 76 has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if applicable law so permits and it is so agreed by the Auditors and by all the Members entitled to attend and vote thereat or by their proxies.

78.	The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given in any manner permitted by these Articles to all Members.

79.	There shall appear with reasonable prominence in every notice of general meeting of the Company a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him or her and that a proxy need not be a Member of the Company.

80.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

81.	In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate the notice or any resolution passed or any proceeding at any such meeting. A Member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of Shares in the Company will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

82.	The business of annual general meetings shall include:

82.1.	the consideration of the Company’s statutory financial statements and the report of the Directors and the report of the Auditors on those statements and that report;

82.2.	the review by the Members of the Company’s affairs;

82.3.	the appointment or re-appointment of Auditors;

82.4.	the authorisation of the Directors to approve the remuneration of the Auditors; and

82.5.	the election and re-election of Directors.

83.	No business shall be transacted at any general meeting unless a quorum is present. One or more Members present in person or by proxy (whether or not such Member actually exercises his voting rights in whole, in part or at all at the relevant general meeting) holding not less than one third of the issued and outstanding Shares of the Company entitled to vote at the meeting in question shall be a quorum.

84.	If within 15 minutes (or such longer time not exceeding one hour as the Chairperson of the meeting may decide to wait) after the time appointed for the holding of the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting (i) if convened on the requisition of Shareholders, shall be dissolved; and (ii) in any other case, shall stand adjourned to the same day in the next week or to such other day and at such other time and place as the Chairperson (or, in default, the Board) may, subject to the provisions of the Companies Act, determine. If at such adjourned meeting a quorum is not present within 15 minutes after the time appointed for holding it the adjourned meeting shall be dissolved.

85.	If the Board wishes to make this facility available to Members for any or all general meetings of the Company, a Member may participate in any general meeting of the Company by means of a telephone, video, electronic or similar communication equipment by way of which all persons participating in such meeting can communicate with each other simultaneously and instantaneously and such participation shall be deemed to constitute presence in person at the meeting.

86.	Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company.

87.	The Chairperson, or in his absence, some other Director nominated by the Directors shall preside at every general meeting of the Company, but if at any meeting neither the Chairperson, nor such other Director, is present within fifteen minutes after the time appointed for the holding of the meeting, or if none of them are willing to act as Chairperson, the Directors present shall choose some Director present to be Chairperson, or if no Director is present, or if all the Directors present decline to take the chair, the Members present shall choose some Member present to be Chairperson.

88.

The Chairperson of the meeting may, and shall if so directed by the meeting (upon the passage of an Ordinary Resolution), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished, or which might have been transacted, at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting. Without prejudice to any other power of adjournment which the chair of the meeting may have under these Articles, at common law or otherwise, the chair may, without the consent of the meeting, adjourn the meeting from time to time (or indefinitely) and from place to place if he or she decides that it is necessary or appropriate to do so in order to: (a) secure the proper and orderly conduct of the meeting (b) give all persons entitled to do so an opportunity of attending the meeting (c) give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting (d) ensure that the business of the meeting is properly concluded or disposed of, including (without limitation) for the purpose of determining the result of a poll.

89.

89.1.	Subject to the Companies Act, a resolution may only be put to a vote at a general meeting of the Company or of any class of Members if:

(a)	it is specified in the notice of meeting;

(b)	it is proposed by or at the direction of the Board;

(c)	it is proposed at the direction of a court of competent jurisdiction;

(d)	it is proposed pursuant to, and in accordance with, the procedures and requirements of Article 90 or 156;

(e)	it is proposed on the requisition in writing of such number of Members as is prescribed by, and is made in accordance with, section 178(3) of the Companies Act;

(f)	the Chairperson of the meeting decides that the resolution may properly be regarded as within the scope of the meeting; or

(g)	it has not been withdrawn by the Chairperson in accordance with Article 89.2.

89.2.	The Chairperson of the meeting may, at his sole discretion, withdraw any resolution to be put to a vote at a general meeting of the Company or of any class of Members and such withdrawal shall not invalidate the proceedings of such meeting and shall be without prejudice to any other resolutions to be put to a vote at such general meeting of the Company or any class of Members.

89.3.	No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the Chairperson of the meeting decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

89.4.	If the Chairperson of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his or her ruling. Any ruling by the Chairperson of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

90.

90.1.	For business to be properly requested by a Member to be brought before a general meeting, (other than nominations of directors, which may only be made in accordance with Article 156) the Member must:

(a)	be a Member of the Company at the time of the giving of the notice for such general meeting;

(b)	be entitled to vote at such meeting; and

(c)	have given timely and proper notice in writing to the Secretary in accordance with this Article 90.

90.2.	To be timely for a general meeting, a Member’s notice to the Secretary must be delivered to or mailed and received at the registered office of the Company not less than ninety (90) days nor (except for shareholder proposals subject to Rule14a-8(a)(3)(i) of the Exchange Act) more than one hundred and twenty (120) days prior to the first anniversary of the date of release to shareholders of the Company’s proxy statement in respect of the preceding year’s annual general meeting provided, however, that if the annual general meeting is convened more than thirty (30) days prior to, or delayed by more than seventy (70) days after, the first anniversary of the preceding year’s annual general meeting, or if no annual general meeting was held in the preceding year, the Member’s notice must be so received not earlier than one hundred and twenty (120) days prior to such annual general meeting and not later than the close of business on the later of (x) the 90th day prior to such annual general meeting or (y) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made. In no event shall the adjournment or postponement of any general meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Member’s notice to the Secretary pursuant to this Article 90.2.

90.3.	To be in proper written form, a Member’s notice shall set forth as to each matter such Member proposes to bring before the meeting:

(a)	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(b)	the name and address, as they appear in the Register of Members, of such Member;

(c)	the class and number of Shares of the Company which are beneficially owned by the Member; and

(d)	any material interest of the Member in such business.

90.4.	The Chairperson shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

91.	Except where a greater majority is required by the Companies Act or where these Articles provide otherwise, any question proposed for a decision of the Members at any general meeting of the Company or a decision of any class of Members at a separate meeting of any class of Shares shall be decided by an Ordinary Resolution.

92.	At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll. The Board or the Chairperson may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

93.	A poll demanded on the election of the Chairperson or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairperson of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

94.	No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. On a poll, a Member entitled to more than one vote need not use all his or her votes or cast all the votes he or she uses in the same way.

95.	If authorised by the Board, any vote taken by written ballot may be satisfied by a ballot submitted by electronic and/or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic or telephonic submission has been authorised by the Member or proxy.

96.	The Board may adopt such rules, regulations and procedures for the conduct of any meeting of the Members as it deems appropriate. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the Board, the Chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the Chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) contain limitations on attendance at or participation in the meeting to Members of record of the Company, their duly authorised proxies or such other persons as the Chairperson of the meeting shall determine, (iv) contain restrictions on entry to the meeting after the time fixed for its commencement and (v) limit the time allotted to Member questions or comments.

VOTES OF MEMBERS

97.	Subject to any rights or restrictions for the time being attached to any class or classes of Shares, every Member of record present in person or by proxy shall have one vote for each Share registered in his or her name in the Register of Members.

98.	In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

99.	A Member of unsound mind, a Member who has made an enduring power of attorney, or in respect of whom an order has been made by any court, having jurisdiction in cases of unsound mind, may vote by his or her committee, donee of an enduring power of attorney, receiver, guardian or other person appointed by the foregoing court, and any such committee, donee of an enduring power of attorney, receiver, guardian or other persons appointed by the foregoing court may vote by proxy.

100.	No Member shall be entitled to vote at any general meeting unless he or she is registered as a Member on the record date for such meeting.

101.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairperson of the general meeting whose decision shall be final and conclusive.

102.	Unless the Board decides otherwise, no Shareholder shall be entitled to be present or vote at any meeting either personally or by proxy until such Shareholder has paid all calls due and payable on every Share held by him or her whether alone or jointly with any other person together with interest and expenses (if any) to the Company.

103.	Section 193 of the Companies Act will not apply to the Company and no resolutions in writing may be validly passed by the Members.

PROXIES AND CORPORATE REPRESENTATIVES

104.	Votes may be given either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint a proxy to vote both in favour of and against the same resolution in such proportion as specified in the instrument appointing the proxy.

105.

105.1.	Every Member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his or her behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy or corporate representative shall be in such form and may be accepted by the Company at such place and at such time as may be specified in the notice convening the meeting or in any other information sent to the Members by or on behalf of the Board in relation to the meeting, subject to applicable requirements of the United States Securities and Exchange Commission and any Exchange on which the Shares are listed.

105.2.	Without limiting the foregoing, the Board or the Secretary may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. For the avoidance of doubt, such appointments of proxy made by electronic or internet communications (as permitted by the Board or the Secretary) will be deemed to be deposited at the place specified for such purpose once received by the Company. The Board or the Secretary may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as deposited at the place specified for such purpose. The Board may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Member as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Member.

106.	Any body corporate which is a Member of the Company may authorise such person or persons as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company and the person or persons so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he or she represents as that body corporate could exercise if it were an individual Member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person or persons to act as the representative of the relevant body corporate.

107.	An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

108.	Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a Member from attending and voting at the meeting or at any adjournment thereof which attendance and voting will automatically cancel any proxy previously submitted.

109.	An appointment of proxy shall be valid, unless the contrary is stated therein, for any adjournment of the meeting as well as for the meeting to which it relates.

110.	A vote given in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the Share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no notice in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts.

111.

The Board may send, at the expense of the Company and subject to applicable law (including the rules and regulations of the United States Securities and Exchange Commission), by post, electronic mail or otherwise, to the Members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

DIRECTORS

112.	The number of Directors on the Board shall be not less than two (2) nor more than fifteen (15). The authorised number of Directors (within such fixed maximum and fixed minimum numbers) shall be determined solely by the Board and, for the avoidance of doubt, shall not require approval or ratification by the Company in general meeting. No Director may be a resident of Ireland or Irish domiciled.

113.	The remuneration to be paid to the Directors shall be such remuneration as the Directors in their sole discretion shall determine. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other. The amount, rate or basis of the remuneration or expenses to be paid to the Directors shall not require approval or ratification by the Company in general meeting. A Director is expressly permitted (for the purposes of section 228(1)(d) of the Companies Act) to use the Company’s property pursuant to or in connection with: the exercise or performance of his duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director’s own benefit or for the benefit of another person.

114.	The Board may approve additional remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his or her remuneration as a Director.

115.	The salary or remuneration of a Director appointed to hold employment or executive office may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the Board (including, for the avoidance of doubt, by the Board acting through a duly authorised Board committee), and may be in addition to or instead of a fee payable to such Director for his or her services as Director pursuant to these Articles.

116.	Members of special or standing committees may be allowed like compensation for service on any such committees or for attending committee meetings, or both.

DIRECTORS’ AND OFFICERS’ INTERESTS

117.	A Director or an officer of the Company who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with section 231 of the Companies Act, declare the nature of his or her interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director or officer of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he or she is or has become so interested or (b) by providing a general notice to the Directors declaring that he or she is a Director or an officer of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction.

118.	A Director may hold any other office or place of profit under the Company (other than the office of its Auditors) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

119.	Nothing in section 228(1)(e) of the Companies Act shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles. It shall be the duty of each Director to obtain the prior approval of the Board, before entering into any commitment permitted by sections 228(1)(e)(ii) and 228(2) of the Companies Act.

120.	A Director may act by himself or herself or by his or her firm in a professional capacity for the Company (other than as its Auditors) and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a Director.

121.	A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as a Director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of such other company; provided that he or she has declared the nature of his or her position with, or interest in, such company to the Board in accordance with Article 117 and this has been approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.

122.	No person shall be disqualified from the office of Director or from being an officer of the Company or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or officer of the Company shall be in any way interested be or be liable to be avoided, nor shall any Director or officer of the Company so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director or officer of the Company holding office or of the fiduciary relation thereby established; provided that:

122.1.	he or she has declared the nature of his or her interest in such contract or transaction to the Board in accordance with Article 117; and

122.2.	the contract or transaction is approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.

123.	A Director may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which he or she is interested and he or she shall be at liberty to vote in respect of any contract, transaction or arrangement in which he or she is interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him or her in accordance with Article 117, at or prior to its consideration and any vote thereon.

124.	For the purposes of Article 117:

124.1.	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

124.2.	an interest of which a Director has no knowledge and of which it is unreasonable to expect him or her to have knowledge shall not be treated as an interest of his or hers; and

124.3.	a copy of every declaration made and notice given under Article 117 shall be entered within three (3) days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, the Auditors or Member of the Company at the registered office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

POWERS AND DUTIES OF DIRECTORS

125.	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Companies Act or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles and to the provisions of the Companies Act. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

126.	The Board shall have the power to appoint and remove officers on such terms as the Board sees fit and to give such titles and delegate such responsibilities to those executives as it sees fit.

127.	The Company may exercise the powers conferred by section 44 of the Companies Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

128.	Unless otherwise ordered by the Board, the chief executive officer shall have the authority to exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as he or she thinks fit and in particular they may exercise their voting powers in favour of any resolution appointing the directors or any of them as director or officers of such other company or providing for the payment of remuneration or pensions to the directors or officers of such other company. The Board may from time to time confer like powers upon any other person or persons.

129.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

130.	The Directors may from time to time authorise such person or persons as they see fit to perform all acts, including without prejudice to the foregoing, to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants, and other securities in another company in which the Company holds an interest and to issue the necessary powers of attorney for the same; and each such person is authorised on behalf of the Company to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

131.	The Board may exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

132.

The Directors may procure the establishment and maintenance of or participate in, or contribute to, any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary or holding company of the Company or of any predecessor in business of the Company or any such subsidiary or holding company and the wives, husbands, widows, widowers, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid or its Members, and payments for or towards the issuance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object; provided that any Director shall be entitled to retain any benefit received by him or her under this Article 132, subject only, where the Companies Act requires, to disclosure to the Members and the approval of the Company in general meeting.

133.	The Board may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the specific delegation provisions contained in the Articles shall not limit the general powers conferred by these Articles.

MINUTES

134.	The Board shall cause minutes to be made in books kept for the purpose of all (i) appointments of officers and committees made by the Board (ii) resolutions and proceedings at meetings of (a) the Company or of the holders of any class of Shares and (b) the Board and of committees of the Board, including in each case the names of the Directors and others present at each meeting. Any such minutes, if signed by the Chairperson of the meeting at which the proceedings were held or by the Chairperson of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

DELEGATION OF THE BOARD’S POWERS

135.	The Board may delegate any of its powers (with power to sub-delegate) to any committee consisting of one or more Directors and/or (if thought fit) one or more other persons. The Board may also delegate to any Director, officer or member of the management of the Company or any of its subsidiaries such of its powers as it considers desirable to be exercised by him or her. The Board may also designate one or more persons as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers, and may be revoked or altered. Subject to any such conditions, the proceedings of a committee shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying. Each committee shall keep regular minutes and report to the Board when required. Unless otherwise determined by the Board, the quorum necessary for the transaction of any business at any committee meeting shall be a majority of the members of such committee. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Board and that power, authority or discretion has been delegated by the Board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

136.	The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of its own powers and may be revoked by the Board at any time.

137.	The Board may, by power of attorney or otherwise, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him or her.

CHAIRPERSON AND EXECUTIVE OFFICERS

138.	The Board may elect any Director as Chairperson of the Board and determine the period for which he or she is to hold office.

139.	In addition to the Chairperson, the Directors and the Secretary, the Company may appoint such other officers, including executive officers, as the Board may from time to time determine and, without limitation to the foregoing, the Board may appoint any person (whether or not a Director) to fill the following positions: chief executive officer, chief financial officer, general counsel, president, treasurer and controller. Any person may hold more than one of the foregoing positions.

140.	Any person elected or appointed pursuant to Articles 138 and 139 shall hold his or her office or other position for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of the Board. Any such revocation or variation shall be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him or her and the Company which may be involved in such revocation or variation. If any such office or other position becomes vacant for any reason, the vacancy may be filled by the Board.

141.	Except as provided in the Companies Act or these Articles, the powers and duties of any person elected or appointed to any office or executive or official position pursuant to Articles 138 and 139 shall be such as are determined from time to time by the Board.

142.	Any officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

143.	The use of the word “officer”, “director” (save where the relevant person is a Director for the purposes of these Articles) (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” or “director” of the Company within the meaning of the Companies Act.

PROCEEDINGS OF DIRECTORS

144.	Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings and procedures as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum. Each Director shall have one vote.

145.	Regular meetings of the Board may be held at such times and places as may be provided for in resolutions adopted by the Board. No additional notice of a regularly scheduled meeting of the Board shall be required. All board meetings shall be held outside of Ireland.

146.	A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least seven (7) days’ notice in writing to every Director, unless notice is waived by all the Directors either at, before or after the meeting is held and, provided further, if notice is given in person, by telephone, cable, telex, telecopy or email, the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation, as the case may be. The accidental omission to give notice of a meeting of the Directors to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting. The presence of a Director at a meeting of the Directors shall be deemed to be a waiver of any failure to give due notice of such meeting unless such Director states that he or she is not waiving any such failure promptly following the calling to order of such meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director personally or by word of mouth or sent in writing to his or her last known address or any other address given to the Company by such Director for such purpose or given by electronic communications to an address for the time being notified to the Company by the Director. In this Article “address,” in relation to documents in electronic form, includes any number or address used for the supply of documents in electronic form.

147.	The quorum necessary for the transaction of the business of the Board shall be a majority of the Directors in office. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

148.	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the minimum number of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

149.	If no Chairperson is elected, or if at any meeting the Chairperson is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be the Chairperson of the meeting or proceed without a Chairperson of the meeting.

150.	All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

151.	Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting, however no Director shall participate in such a meeting from Ireland. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the telephone call or similar communication was initiated.

152.	A resolution or other document in writing (in electronic form or otherwise), signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors, and to vote on the relevant resolution or matter, shall be as valid and effectual as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the content of documents.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

153.	The office of a Director shall be vacated ipso facto:

153.1.	on the death of a Director;

153.2.	if he or she resigns his or her office, on the date on which notice of his or her resignation is delivered to the registered office or tendered at a meeting of the Board or on such later date as may be specified in such notice;

153.3.	if he or she ceases to be a Director by virtue of any provision of the Companies Act, is removed from office pursuant to these Articles or the Companies Act or becomes prohibited by law from being a Director;

153.4.	if he or she becomes bankrupt, has an interim receiving order made against him or her, makes any arrangement or compounds with his or her creditors generally or applies to the court for an interim order in connection with a voluntary arrangement under any legislation relating to insolvency;

153.5.	if the health of the director is such that, in the opinion of a majority of the other Directors, he or she can no longer be reasonably regarded as possessing adequate decision making capacity;

153.6.	in the case of a Director who holds executive office, his or her appointment to such office is terminated or expires and the Board resolves that such Director’s office be vacated;

153.7.	if he or she is absent, without permission of the Board, from Board meetings for six consecutive months and the Board resolves that his or her office be vacated; or

153.8.	on him or her becoming a resident of Ireland or Irish domiciled.

154.	A resolution of the Board declaring a Director to have vacated office pursuant to this Article shall be conclusive as to the fact and grounds of vacation stated in the resolution.

APPOINTMENT, ROTATION, REMOVAL AND NOMINATION OF DIRECTORS

155.	The Directors shall be divided into three classes, designated Class I, Class II and Class III. The initial division of the Board into classes shall be made by the decision of the affirmative vote of a majority of the Directors in office and each class need not be of equal size or number. The term of the initial Class I directors shall terminate on the date of the 2017 annual general meeting; the term of the initial Class II directors shall terminate on the date of the 2018 annual general meeting; and the term of the initial Class III directors shall terminate on the date of the 2019 annual general meeting. At each annual general meeting of Members beginning in 2017, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three-year term. Any Director whose term of office is expiring at an annual general meeting will be eligible for re-appointment. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible or as the Chairperson may otherwise direct. In no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual general meeting for the year in which her or his term expires and until her or his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board, including a vacancy that results from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of preferred shares, any casual vacancy shall only be filled by decision of a majority of the Board then in office, provided that a quorum is present. Any Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of her or his predecessor. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

156.

156.1.	No person shall be appointed a Director unless nominated in accordance with the provisions of this Article 156. Nominations of persons for election to the Board at a general meeting may be made:

(a)	by or at the direction of the Board or a committee thereof;

(b)	with respect to election at a general meeting, by any Member who holds Ordinary Shares or other Shares carrying the general right to vote at general meetings of the Company, who is a Member at the time of the giving of the required notice of the relevant general meeting provided for in these Articles and at the time of the relevant general meeting, and who has given timely and proper notice in writing to the Secretary in accordance with Article 156.2 and 156.3;

(c)

with respect to election at an extraordinary general meeting requisitioned in accordance with section 178(3) of the Companies Act, by a Member or Members who hold Ordinary Shares or other Shares carrying the general right to vote at general meetings of the

Company and who make such nomination in the written requisition of the extraordinary general meeting in accordance with these Articles, including Article 156.3, and the Companies Act relating to nominations of Directors and the proper bringing of special business before an extraordinary general meeting,

(sub-clauses (b) and (c) being the exclusive means for a Member to make nominations of persons for election to the Board).

156.2.	For nominations of persons for election as Directors at a general meeting to be timely, a Member’s notice must comply with the requirements of Article 90.2.

156.3.	To be in proper written form, a Member’s notice for nomination(s) of person(s) for election pursuant to Article 156.1(b), or in the case of nomination(s) of person(s) for election pursuant to Article 156.1(c), a Member’s written requisition of the extraordinary general meeting, must, in addition to any other applicable requirements set forth:

(a)	as to each person whom the Member proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(b)	as to the Member giving the notice and each beneficial owner, if different, on whose behalf the nomination is made:

(i)	the name and address of such Member (as they appear on the Company’s Register of Members) and each such beneficial owner; and

(ii)	the class and number of Shares in the Company which each such Member and each such beneficial owner is the registered or beneficial owner of.

156.4.	Except as otherwise provided by these Articles, the Chairperson of the meeting shall determine whether a nomination was not made in accordance with the procedures prescribed by these Articles, and if he or she should so determine, he or she shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Any such ruling by the Chairperson of the meeting shall be final and conclusive.

156.5.	The Company may require any proposed nominee to furnish such other information as it may reasonably require, including the completion of any questionnaires, to determine the eligibility of such proposed nominee to serve as a Director of the Company and the impact that such service would have on the ability of the Company to satisfy the requirements of laws, rules, regulations and listing standards applicable to the Company or its Directors.

157.	Directors will be elected by way of Ordinary Resolution of the Company in general meeting, provided that if, as of, or at any time prior to, ninety (90) days before the first anniversary of the date of release to shareholders of the Company’s proxy statement in respect of the preceding year’s annual general meeting, the number of Director nominees exceeds the number of Directors to be elected (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors. For the purposes of this Article 157, “elected by a plurality” means the election of those Director nominees, equal in number to the number of positions to be filled at the relevant general meeting, that received the highest number of votes in the contested election. Cumulative voting is prohibited in the election of Directors.

158.	The Company may, by Ordinary Resolution, of which notice has been given in accordance with section 146 of the Companies Act, remove any Director before the expiration of his or her period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him or her and the Company.

SECRETARY

159.	The Board shall appoint the Secretary and may appoint one or more persons to be a joint, deputy or Assistant Secretary at such remuneration (if any) and on such terms as the Board sees fit and any person so appointed may be removed by the Board at any time.

160.	The duties of the Secretary shall be those prescribed by the Companies Act, together with such other duties as shall from time to time be prescribed by the Board, and in any case, shall include the making and keeping of records of the votes, doings and proceedings of all meetings of the Members and the Board of the Company, and committees, and the authentication of records of the Company.

161.	A provision of the Companies Act or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

SEAL

162.	Company may, if the Board so determines, have a Seal (including any official seals kept pursuant to the Companies Act) which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that regard and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.

163.	The Company may have for use in any place or places outside Ireland a duplicate Seal or Seals, each of which shall be a duplicate of the Seal of the Company, except, in the case of a seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities” and, if the Board so determines, with the addition on its face of the name of every place where it is to be used.

DIVIDENDS, DISTRIBUTIONS AND RESERVES

164.	The Company in general meeting may by Ordinary Resolution declare dividends, but no dividends shall exceed the amount recommended by the Board. Subject to the Companies Act, the Board may, from time to time, pay such interim dividends as appear to it to be justified by the profits of the Company available for distribution. The Board may direct that any dividend declared by the Company in general meeting or by the Board in accordance with these Articles may be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient, and in particular may issue fractional certificates or ignore fractions, fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Board.

165.	Subject to the Companies Act, the Board may from time to time declare dividends (including interim dividends) and distributions on Shares outstanding and authorise payment of the same out of the funds of the Company lawfully available therefore and in any currency chosen at its discretion.

166.	The Board may, before recommending or declaring any dividends or distributions, set aside such sums as it thinks proper as a reserve or reserves which shall, as directed by the Board, be applicable for any purpose of the Company and pending such application may, as directed by the Board, be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to dividend or distribute.

167.	No dividend, interim dividend or distribution shall be paid otherwise than in accordance with the provisions of section 117 of the Companies Act.

168.	Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares, they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles.

169.	The Directors may deduct from any dividend payable to any Member all sums of money (if any) immediately payable by him or her to the Company in relation to his or her Shares.

170.	Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by cheque or warrant sent through the post, or sent by any electronic or other means of payment, directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant, electronic or other payment shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any Member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

171.	No dividend or distribution shall bear interest against the Company.

172.	All unclaimed dividends or other monies payable by the Company in respect of a Share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. If the Directors so resolve, subject to applicable law, any dividend which has remained unclaimed for twelve (12) years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other monies payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.

173.	If, in respect of a dividend or other amount payable in respect of a share (i) a cheque, warrant or money order is returned undelivered or left uncashed or (ii) a transfer made by or through a bank transfer system and/or other funds transfer system(s) fails or is not accepted, on two consecutive occasions, or one occasion and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company shall not be obliged to send or transfer a dividend or other amount payable in respect of such share to such person until he or she notifies the Company of an address or account to be used for such purpose.

CAPITALISATION

174.	Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Board’s authority to issue and allot Shares under Article 7, the Board may:

174.1.	resolve to capitalise an amount standing to the credit of reserves (including a share premium account, undenominated capital account, capital redemption reserve and profit and loss account), whether or not available for distribution;

174.2.	appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of Shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the Shares or debentures, credited as fully paid, to the Members (or as the Board may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, undenominated capital account, capital redemption reserve and profits that are not available for distribution may, for the purposes of this Article 174, only be applied in paying up unissued Shares to be allotted to Members credited as fully paid;

174.3.	make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve, including that where Shares or debentures become distributable in fractions, the Board may deal with the fractions as it thinks fit;

174.4.	authorise a person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for the allotment to the Members respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation and any such agreement made under this authority being effective and binding on all those Members; and

174.5.	generally do all acts and things required to give effect to the resolution of the Board.

175.	Any such capitalisation will not require approval or ratification by the Members of the Company.

ACCOUNTS

176.	The Board shall, in accordance with Chapter 2 of Part 6 of the Companies Act, cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

176.1.	correctly record and explain the transactions of the Company;

176.2.	will at any time enable the financial position of the Company to be determined with reasonable accuracy;

176.3.	will enable the Board to ensure that any financial statements of the Company comply with the requirements of the Companies Act;

176.4.	will record all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company; and

176.5.	will enable the financial statements of the Company to be readily and properly audited.

177.	Accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its Members or persons nominated by any Member. The Company may meet, but shall be under no obligation to meet, any request from any of its Members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its Members.

178.	The accounting records shall be kept at the registered office of the Company or, subject to the provisions of the Companies Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

179.	Accounting records shall not be deemed to be kept as required by Articles 176 to 178 if there are not kept such accounting records as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

180.	In accordance with the provisions of the Companies Act, the Board may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

181.	A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one (21) clear days before the date of the annual general meeting, to every person entitled under the provisions of the Companies Act to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.

AUDIT

182.	Auditors shall be appointed and their duties regulated in accordance with Part 6, Chapter 18 of the Companies Act or any statutory amendment thereof, any other applicable law and such requirements not inconsistent with the Companies Act as the Board may from time to time determine.

NOTICES

183.	Any notice to be given, served, sent or delivered pursuant to these Articles shall be in writing (whether in electronic form or otherwise).

183.1.	A notice or document to be given, served, sent or delivered in pursuance of these Articles, and the annual report of the Company, may be given to, served on or delivered to any Director, Member or committee member by the Company:

(a)	by handing same to their authorised agent;

(b)	by delivering same to their registered address;

(c)	by sending same by the post in a pre-paid cover addressed to their registered address; or

(d)	by sending, with the consent of the Director, Member or committee member to the extent required by law, same by means of electronic mail or other means of electronic communication approved by the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose), to the address of the Director, Member or committee member notified to the Company by the Director, Member or committee member for such purpose (or if not so notified, then to the address of the Director, Member or committee member last known to the Company). A notice or document may be sent by electronic means to the fullest extent permitted by the Companies Act.

183.2.	For the purposes of these Articles and the Companies Act, a document, including the Company’s financial statements and the directors’ and auditor’s reports thereon, shall be deemed to have been sent to a Director, Member or committee member if a notice is given, served, sent or delivered to the Director, Member or committee member and the notice specifies the website or hotlink or other electronic link at or through which the Director, Member or committee member may obtain a copy of the relevant document.

183.3.	Where a notice or document is given, served or delivered pursuant to sub-paragraph 183.1(a) or 183.1(b) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the Director, Member or committee member or his or her authorised agent, or left at his or her registered address (as the case may be).

183.4.	Where a notice or document is given, served or delivered pursuant to sub-paragraph 183.1(c) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four (24) hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

183.5.	Where a notice or document is given, served or delivered pursuant to sub-paragraph 183.1(d) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of forty-eight (48) hours after despatch.

183.6.	Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a Member shall be bound by a notice given as aforesaid if sent to the last registered address of such Member, or, in the event of notice given or delivered pursuant to sub-paragraph 183.1 (d), if sent to the address notified to the Company by the Member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such Member.

183.7.	Notwithstanding anything contained in this Article to the contrary, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction.

183.8.	Any requirement in these Articles for the consent of a Member in regard to the receipt by such Member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s annual report, statutory financial statements and the Directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the Member informing him or her of its intention to use electronic communications for such purposes and the Member has not, within four (4) weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a Member has given, or is deemed to have given, his/her consent to the receipt by such Member of electronic mail or other means of electronic communications approved by the Directors, she/he may revoke such consent at any time by requesting the Company to communicate with him or her in documented form; provided, however, that such revocation shall not take effect until five (5) days after written notice of the revocation is received by the Company. No such consent shall be necessary, and to the extent it is necessary, such consent shall be deemed to have been given, if electronic communications are permitted to be used under the rules and regulations of the United States Securities and Exchange Commission or any Exchange on which the Shares or other securities of the Company are listed.

183.9.	Without prejudice to the provisions of sub-paragraphs 183.1 (a) and 183.1(b) of this Article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement (as defined below) and such notice shall be deemed to have been duly served on all Members entitled thereto at noon (New York time) on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website. A “public announcement” shall mean disclosure in a press release reported by a financial news service or in a document publicly filed by the Company with the United States Securities and Exchange Commission pursuant to sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

184.	Notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder whose name stands first in the Register in respect of the Share and notice so given shall be sufficient notice to all the joint holders.

185.

185.1.	Every person who becomes entitled to a Share shall, before his or her name is entered in the Register in respect of the Share, be bound by any notice in respect of that Share which has been duly given to a person from whom he or she derives his or her title.

185.2.	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

186.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

187.	A Member present, either in person or by proxy, at any meeting of the Company or the holders of any class of Shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

UNTRACED HOLDERS

188.

188.1.	Subject to applicable law, the Company shall be entitled to sell, at the best price reasonably obtainable, any Share or stock of a Member or any Share or stock to which a person is entitled by transmission if and provided that:

(a)	for a period of twelve (12) years (not less than three (3) dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the Member or to the person entitled by transmission to the Share or stock at his or her address on the Register or other than the last known address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission; and

(b)	at the expiration of the said period of twelve (12) years, the Company has given notice by advertisement in a leading newspaper circulating in the area in which the address referred to in paragraph (a) of this Article is located of its intention to sell such Share or stock; and

(c)	the Company has not during the further period of three (3) months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission.

188.2.	To give effect to any such sale, the Company may appoint any person to execute as transferor an instrument of transfer of such Share or stock and such instrument of transfer shall be as effective as if it had been executed by the Member or person entitled by transmission to such Share or stock. The Company shall account to the Member or other person entitled to such Share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

188.3.	To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any Share of any Member and any unclaimed cash payments relating to such Share in any manner which it sees fit, including transferring or selling such Share and transferring to third parties any unclaimed cash payments relating to such Share.

188.4.	The Company may only exercise the powers granted to it in paragraph 188.1 above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.

188.5.	Any stock transfer form to be executed by the Company in order to sell or transfer a Share pursuant to article 188.1 may be executed in accordance with Article 28.1.

DESTRUCTION OF DOCUMENTS

189.	Subject to applicable law, the Company may destroy:

189.1.	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two (2) years from the date such mandate variation, cancellation or notification was recorded by the Company;

189.2.	any instrument of transfer of Shares which has been registered, at any time after the expiry of six (6) years from the date of registration; and

189.3.	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six (6) years from the date an entry in the Register was first made in respect of it;

and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(a)	the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company (by a Member or a court) that the preservation of such document was relevant to a claim;

(b)	nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c)	references in this Article to the destruction of any document include references to its disposal in any manner.

WINDING UP

190.

If the Company shall be wound up and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the Shares held by them respectively. And if in a winding up the assets available for distribution among the Members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said Shares held by them respectively. Provided that this Article shall not affect the rights of the Members holding Shares issued upon special terms and conditions.

190.1.	In case of a sale by the liquidator under section 601 of the Companies Act, the liquidator may by the contract of sale agree so as to bind all the Members, for the allotment to the Members directly, of the proceeds of sale in proportion to their respective interests in the Company and may further, by the contract, limit a time at the expiration of which obligations or Shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Members conferred by the said section.

190.2.	The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

191.	If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Companies Act, may divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no Member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

192.

192.1.	Subject to the provisions of, and so far as may be permitted by, the Companies Act, every Director and Secretary shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, or in his or her capacity as an officer, including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as a director, an officer or employee of the Company and in which judgement is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

192.2.	As far as permissible under the Companies Act, the Company shall indemnify any current or former executive or officer of the Company (excluding any Director or Secretary) or any person who is serving or has served at the request of the Company as a director, executive, officer or trustee of another company against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, to which he or she was, is, or is threatened to be, made a party by reason of the fact that he or she is or was such a director, executive, officer or trustee, provided always that the indemnity contained in this Article 192.2 shall not extend to any matter which would render it void pursuant to the Companies Act.

192.3.

In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify, to the fullest extent permitted by the Companies Act, each person indicated in Article 192.2 against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the Court or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.

192.4.	As far as permissible under the Companies Act, expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in this Article shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by or on behalf of the Director, executive, officer or trustee, or other indemnitee of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorised by these Articles.

192.5.	It being the policy of the Company that indemnification of the persons specified in this Article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, Articles, any agreement, any insurance purchased by the Company, any vote of Members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, (b) of the power of the Company or any of its subsidiaries to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a Director, executive, officer or trustee, or (c) of any amendments or replacements of the Companies Act which permit for greater indemnification of the persons specified in this Article and any such amendment or replacement of the Companies Act shall hereby be incorporated into these Articles. As used in this Article 192.5, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or any predecessor to the Company by consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a Director, executive, officer or trustee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

192.6.	The Directors shall have power to purchase and maintain for any Director, the Secretary or other officers or employees of the Company insurance against any such liability as referred to in section 235 of the Companies Act.

192.7.	The Company may additionally indemnify any employee or agent of the Company or any director, executive, officer, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

FINANCIAL YEAR

193.	The financial year of the Company shall be as prescribed by the Board from time to time.

SHAREHOLDER RIGHTS PLAN

194.	The Board is hereby expressly authorised to adopt any “shareholder rights plan”, upon such terms and conditions as the Board deems expedient and in the best interests of the Company, subject to applicable law.

BUSINESS COMBINATION

195.

195.1.	The Company may not engage in any business combination, or vote, consent, or otherwise act to authorise a subsidiary of the Company to engage in any business combination, with, with respect to, proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, any interested Member of the Company or any affiliate or associate of the interested Member for a period of three (3) years following the date that the Member became an interested Member unless:

(a)	prior to the date that the Member became an interested Member, the business combination was approved by a committee of the Board formed in accordance with Article 195.3; or

(b)	at or following the date that the Member became an interested Member, the business combination is approved by a committee of the Board formed in accordance with Article 195.3 and is authorized by a Special Resolution of the Members. In determining whether the Special Resolution has been adopted by the general meeting, votes cast with respect to Shares of interested Members and their affiliates and associates shall not be taken into account.

195.2.	If a good faith definitive proposal regarding a business combination is made in writing to the Board, a committee of the Board formed in accordance with Article 195.3 shall consider and take action on the proposal and respond in writing within thirty (30) days after receipt of the proposal by the Company, setting forth its decision regarding the proposal.

195.3.	When a business combination is proposed pursuant to this Article 195, the Board shall promptly form a committee composed solely of one or more disinterested Directors. The committee shall take action on the proposal by the affirmative vote of a majority of committee members. No larger proportion or number of votes shall be required. Notwithstanding anything in these Articles to the contrary, subject to applicable law, the committee shall not be subject to any direction or control by the Board with respect to the committee’s consideration of, or any action concerning, a business combination pursuant to this Article 195. If the Board has no disinterested Directors, the Board shall select three or more disinterested persons to be committee members. Committee members shall act in accordance with the standard of conduct applicable to the Directors and shall be indemnified in accordance with Article 192. For purposes of this Article 195.3, a Director or person is “disinterested” if the Director or person is neither an officer nor an employee, nor has been an officer or employee within five (5) years preceding the formation of the committee pursuant to this Article 195.3, of the Company or of a related company.

195.4.	This Article 195 may only be amended by a Special Resolution of the Members. In determining whether the Special Resolution has been adopted by the general meeting, votes cast with respect to Shares of interested Members and their affiliates and associates shall not be taken into account. Notwithstanding any such amendment, unless determined otherwise by the Board, this Article 195 (as its stands prior to any such amendment) shall apply to any business combination of the Company with an interested Member who became an interested Member before the effective date of the amendment of this Article 195.

195.5.	The foregoing provisions of this Article 195 do not apply to any business combination of the Company with, with respect to, proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with FB Participações S.A. or any affiliate or associate thereof and in no circumstances shall FB Participações S.A. or any affiliate or associate thereof be deemed to be an interested Member for the purposes of this Article 195.

195.6.	As used in this Article 195 only, the term:

(i)	“affiliate” means a person that directly or indirectly controls, is controlled by, or is under common control with, a specified person;

(ii)	“associate”, when used to indicate a relationship with any person, means any of the following:

(a)	any company of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of fifteen percent (15%) or more of any class or series of shares entitled to vote or other equity interest;

(b)	any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or executor or in a similar fiduciary capacity; or

(c)	any relative or spouse of the person, or any relative of the spouse, residing in the home of the person;

(iii)	“beneficial owner”, when used with respect to shares or other securities, includes, but is not limited to, any person who, directly or indirectly through any written or oral agreement, arrangement, relationship, understanding, or otherwise, has or shares the power to vote, or direct the voting of, the shares or securities or has or shares the power to dispose of, or direct the disposition of, the shares or securities, except that:

(a)	a person shall not be deemed the beneficial owner of shares or securities tendered pursuant to a tender or exchange offer made by the person or any of the person’s affiliates or associates until the tendered shares or securities are accepted for purchase or exchange; and

(b)	a person shall not be deemed the beneficial owner of shares or securities with respect to which the person has the power to vote or direct the voting arising solely from a revocable proxy given in response to a proxy solicitation required to be made and made in accordance with the applicable rules and regulations under the Exchange Act and is not then reportable under that act on a Schedule 13D or comparable report, or, if the company is not subject to the rules and regulations under the Exchange Act, would have been required to be made and would not have been reportable if the company had been subject to the rules and regulations;

(iv)	“beneficial ownership” includes, but is not limited to, the right to acquire shares or securities through the exercise of options, warrants, or rights, or the conversion of convertible securities, or otherwise. The shares or securities subject to the options, warrants, rights, or conversion privileges held by a person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares or securities of the class or series owned by the person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series owned by any other person. A person shall be deemed the beneficial owner of shares and securities beneficially owned by any relative or spouse of the person or any relative of the spouse, residing in the home of the person, any trust or estate in which the person owns fifteen percent (15%) or more of the total beneficial interest or serves as trustee or executor or in a similar fiduciary capacity, any company in which the person owns fifteen percent (15%) or more of the equity, and any affiliate of the person.

When two or more persons act or agree to act as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, owning, or voting shares or other securities of a company, all members of the partnership, syndicate, or other group are deemed to constitute a “person” and to have acquired beneficial ownership, as of the date they first so act or agree to act together, of all shares or securities of the company beneficially owned by the person;

(v)	“business combination” means any of the following:

(a)	any merger, acquisition, scheme of arrangement or amalgamation of the Company or any subsidiary of the Company with (1) the interested Member or (2) any other company (whether or not itself an interested Member of the Company) that is, or after the merger would be, an affiliate or associate of the interested Member, but excluding (x) the merger of a wholly owned subsidiary of the Company into the Company, (y) the merger of two or more wholly owned subsidiaries of the Company, or (z) the merger of a company, other than an interested Member or an affiliate or associate of an interested Member, with a wholly owned subsidiary of the Company pursuant to which the surviving company, immediately after the merger, becomes a wholly owned subsidiary of the Company;

(b)	any exchange of Shares or other securities of the Company or any subsidiary of the Company or money, or other property, for shares, other securities, money, or property of (1) the interested Member or (2) any other company (whether or not itself an interested Member of the Company) that is, or after the exchange would be, an affiliate or associate of the interested Member, but excluding the exchange of shares of a company, other than an interested Member or an affiliate or associate of an interested Member, pursuant to which the company, immediately after the exchange, becomes a wholly owned subsidiary of the Company;

(c)	any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of transactions), other than sales of goods or services in the ordinary course of business or redemptions pursuant to Article 196.7, to or with the interested Member or any affiliate or associate of the interested Member, other than to or with the Company or a wholly owned subsidiary of the Company, of assets of the Company or any subsidiary of the Company (1) having an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the assets, determined on a consolidated basis, of the Company, (2) having an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the outstanding Shares of the Company, or (3) representing ten percent (10%) or more of the earning power or net income, determined on a consolidated basis, of the Company, except a cash dividend or distribution paid or made pro rata to all Members of the Company;

(d)	the issuance or transfer by the Company or any subsidiary of the Company (in a single transaction or a series of transactions) of any shares of, or other ownership interests in, the Company or any subsidiary of the Company that have an aggregate market value equal to five percent (5%) or more of the aggregate market value of all the outstanding Shares of the Company to the interested Member or any affiliate or associate of the interested Member, except pursuant to the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all Members of the Company other than for the purpose, directly or indirectly, of facilitating or effecting a subsequent transaction that would have been a business combination if the dividend or distribution had not been made;

(e)	the adoption of any plan or proposal for the liquidation or dissolution of the Company, or any reincorporation of the Company in another jurisdiction, proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the interested Member or any affiliate or associate of the interested Member;

(f)

any reclassification of securities (including, without limitation, any bonus shares or share split, reverse share split, or other distribution of shares in respect of shares), recapitalisation of the Company, merger of the Company with any subsidiary of the

Company, exchange of Shares of the Company with any subsidiary of the Company, or other transaction (whether or not with or into or otherwise involving the interested Member), proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the interested Member or any affiliate or associate of the interested Member, that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of shares entitled to vote, or securities that are exchangeable for, convertible into, or carry a right to acquire shares entitled to vote, of the Company or any subsidiary of the Company that is, directly or indirectly, owned by the interested Member or any affiliate or associate of the interested Member, except as a result of immaterial changes due to fractional share adjustments; or

(g)	any receipt by the interested Member or any affiliate or associate of the interested Member of the benefit, directly or indirectly (except proportionately as a Member of the Company), of any loans, advances, guarantees, pledges, or other financial assistance, or any tax credits or other tax advantages provided by or through the Company or any subsidiary of the Company;

(vi)	“company” means a corporation, limited liability company, partnership, limited partnership, joint venture, association, business trust, estate, trust, enterprise, and any other legal or commercial entity;

(vii)	“control”, including the terms “controlling”, “controlled by”, and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person’s beneficial ownership of fifteen percent (15%) or more of the voting power of a company’s outstanding shares entitled to vote in the election of directors creates a presumption that the person has control of the company. Notwithstanding the foregoing, a person is not considered to have control of a company if the person holds voting power, in good faith, as an agent, bank, broker, nominee, custodian, or trustee for one or more beneficial owners who do not individually or as a group have control of the company;

(viii)	“governing body” means the body of a company selected by its owners that has the ultimate power to determine the company’s policies and control its activities;

(ix)	“interested Member” means any person (including for this purpose any persons acting in concert with that person (as that term is defined in the Takeover Rules issued pursuant to the Irish Takeover Panel Act 1997)) that is (1) the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of the outstanding Shares entitled to vote of the Company or (2) an affiliate or associate of the Company that, at any time within the three (3) year period immediately before the date on which it is sought to be determined whether such person is an interested Member, was the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of the then outstanding Shares entitled to vote of the Company.

If a person who has not been a beneficial owner of fifteen percent (15%) or more of the voting power of the outstanding Shares entitled to vote of the Company immediately prior to an acquisition of Shares by, or recapitalisation of, the Company or similar action shall become a beneficial owner of fifteen percent (15%) or more of the voting power solely as a result of the share acquisition, recapitalisation, or similar action, the person shall not be deemed to be the beneficial owner of fifteen percent (15%) or more of the voting power for purposes of (1) or (2) above, unless:

(a)	the share acquisition, recapitalisation, conversion, or similar action was proposed by or on behalf of, or pursuant to any agreement, arrangement, relationship, understanding, or otherwise (whether or not in writing) with, the person or any affiliate or associate of the person; or

(b)	the person thereafter acquires beneficial ownership, directly or indirectly, of outstanding Shares entitled to vote of the Company and, immediately after the acquisition, is the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of the outstanding Shares entitled to vote of the Company.

(x)	an “interested Member” does not include:

(a)	the Company or any of its subsidiaries;

(b)	a savings, employee stock ownership, or other employee benefit plan of the Company or its subsidiary, or a fiduciary of the plan when acting in a fiduciary capacity pursuant to the plan; or

(c)	a licensed broker/dealer or licensed underwriter who (1) purchases Shares of the Company solely for purposes of resale to the public and (2) is not acting in concert with an interested Member.

Shares beneficially owned by a plan described in clause (b) or by a fiduciary of a plan described in clause (b), pursuant to the plan, are not deemed to be beneficially owned by a person who is a fiduciary of the plan;

(xi)	“market value”, when used in reference to shares or other property of any company, means the following:

(a)	in the case of shares, the average closing sale price of a share during the thirty (30) trading days immediately preceding the date in question:

(1)	on the composite tape for New York Stock Exchange listed shares; or

(2)	if the shares are not quoted on the composite tape or not listed on the New York Stock Exchange, on the principal United States securities exchange registered under Exchange Act, which may include the NASDAQ Stock Market, on which the shares are listed; or

(3)	if the shares are not listed on any such exchange, on any system then in use.

If no quotation under clauses (1) through (3) is available, then the market value is the fair market value on the date in question of the shares as determined in good faith by the governing body of the company.

(b)	in the case of property other than cash or shares, the fair market value of the property on the date in question as determined in good faith by the governing body of the company.

(xii)	“parent” of a specified company means a company that directly, or indirectly through related companies, owns more than fifty percent (50%) of the voting power of the shares or other ownership interests entitled to vote for directors or other members of the governing body of the specified company;

(xiii)	“person” includes a natural person and a company;

(xiv)	“related company” of a specified company means:

(a)	a parent or subsidiary of the specified company;

(b)	another subsidiary of a parent of the specified company;

(c)	a limited liability company owning, directly or indirectly, more than fifty percent (50%) of the voting power of the shares entitled to vote for directors of the specified company;

(d)	a limited liability company having more than fifty percent (50%) of the voting power of its membership interests entitled to vote for members of its governing body owned directly or indirectly by the specified company;

(e)	a limited liability company having more than fifty percent (50%) of the voting power of its membership interests entitled to vote for members of its governing body owned directly or indirectly either (1) by a parent of the specified company or (2) a limited liability company owning, directly or indirectly, more than fifty percent (50%) of the voting power of the shares entitled to vote for directors of the specified company; or

(f)	a company having more than fifty percent (50%) of the voting power of its shares entitled to vote for directors owned directly or indirectly by a limited liability company owning, directly or indirectly, more than fifty percent (50%) of the voting power of the shares entitled to vote for directors of the specified company;

(xv)	“security” means a note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in a profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, put, call, straddle, option, or privilege on a security, certificate of deposit, or group or index of securities, including an interest therein or based on the value thereof, put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, an interest or instrument commonly known as a “security”; or a certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. The term:

(a)	includes both a certificated and an uncertificated security;

(b)	does not include an insurance or endowment policy or annuity contract under which an insurance company promises to pay a fixed or variable sum of money either in a lump sum or periodically for life or other specified period;

(c)	does not include an interest in a contributory or noncontributory pension or welfare plan subject to the United States Employee Retirement Income Security Act of 1974, as amended;

(d)	includes as an “investment contract,” among other contracts, an interest in a limited partnership and a limited liability company and an investment in a viatical settlement or similar agreement; and

(e)

does not include any equity interest of a closely held corporation or other entity with not more than thirty-five (35) holders of the equity interest of such entity offered or sold pursuant to a transaction in which one hundred percent (100%)

of the equity interest of such entity is sold as a means to effect the sale of the business of the entity if the transaction has been negotiated on behalf of all purchasers and if all purchasers have access to inside information regarding the entity before consummating the transaction; and

(xvi)	“subsidiary” of a specified company means a company having more than fifty percent (50%) of the voting power of its shares or other ownership interests entitled to vote for directors or other members of the governing body of the company owned directly, or indirectly through related companies, by the specified company.

CONTROL SHARE ACQUISITION

196.

196.1.	Any Shares of the Company acquired by an acquiring person in a control share acquisition that resulted in the acquiring person holding more than fifteen percent (15%) of the voting rights of the Company, to the extent such Shares exceed fifteen percent (15%) of the voting rights of the Company, shall only have the voting rights as shall be accorded to them pursuant to Article 196.6.

196.2.	An acquiring person shall deliver to the Company at its registered office an information statement containing all of the following:

(i)	the identity and background of the acquiring person, including the identity and background of each member of any partnership, limited partnership, syndicate, or other group constituting the acquiring person, and the identity and background of each affiliate and associate of the acquiring person, including the identity and background of each affiliate and associate of each member of such partnership, syndicate, or other group; provided, however, that with respect to a limited partnership, the information need only be given with respect to a partner who is denominated or functions as a general partner and each affiliate and associate of the general partner;

(ii)	a reference that the information statement is made under this Article;

(iii)	the number and class or series of Shares of the Company beneficially owned, directly or indirectly, before the control share acquisition by each of the persons identified pursuant to paragraph (i);

(iv)	the number and class or series of Shares of the Company acquired or proposed to be acquired pursuant to the control share acquisition by each of the persons identified pursuant to paragraph (i);

(v)	the terms of the control share acquisition or proposed control share acquisition, including, but not limited to, the source of funds or other consideration and the material terms of the financial arrangements for the control share acquisition; plans or proposals of the acquiring person (including plans or proposals under consideration) to (1) liquidate or dissolve the Company, (2) sell all or a substantial part of its assets, or merge it or exchange its shares with any other person, (3) change the location of its principal place of business or its registered office or of a material portion of its business activities, (4) change materially its management or policies of employment, (5) change materially its charitable or community contributions or its policies, programs, or practices relating thereto, (6) change materially its relationship with suppliers or customers or the communities in which it operates, or (7) make any other material change in its business, corporate structure, management or personnel; and other objective facts as would be substantially likely to affect the decision of a Member with respect to voting on the control share acquisition.

196.3.	If any material change occurs in the facts set forth in the information statement, including but not limited to any material increase or decrease in the number of Shares of the Company acquired or proposed to be acquired by the persons identified pursuant to paragraph 196.2(i), the acquiring person shall promptly deliver to the Company at its registered office an amendment to the information statement containing information relating to the material change. An increase or decrease or proposed increase or decrease equal, in the aggregate for all persons identified pursuant to Article 196.2(i), to one percent (1%) or more of the total number of outstanding Shares of any class or series of the Company shall be deemed “material” for purposes of this Article 196.3; an increase or decrease or proposed increase or decrease of less than this amount may be material, depending upon the facts and circumstances.

196.4.	If the acquiring person so requests in writing at the time of delivery of an information statement pursuant to Article 196.2, and has made, or has made a bona fide written offer to make, a control share acquisition and gives a written undertaking to pay or reimburse the Company’s expenses of an extraordinary general meeting, except the expenses of the Company in opposing according voting rights with respect to Shares acquired or to be acquired in the control share acquisition, within ten (10) days after receipt by the Company of the information statement, an extraordinary general meeting of the Members of the Company shall be called pursuant to Article 76, for the sole purpose of considering the voting rights to be accorded to Shares referred to in Article 196.1, acquired or to be acquired pursuant to the control share acquisition. The extraordinary general meeting shall be held no later than fifty-five (55) days after receipt of the information statement and written undertaking to pay or reimburse the Company’s expenses of the extraordinary general meeting, unless the acquiring person agrees to a later date. If the acquiring person so requests in writing at the time of delivery of the information statement, (1) the extraordinary general meeting shall not be held sooner than thirty (30) days after receipt by the Company of the information statement and (2) the record date for the meeting must be at least thirty (30) days prior to the date of the meeting. If no request for an extraordinary general meeting is made, consideration of the voting rights to be accorded to Shares referred to in Article 196.1, acquired or to be acquired pursuant to the control share acquisition shall be presented at the next annual general meeting or extraordinary general meeting of the Members of which notice has not been given, unless prior thereto the matter of the voting rights becomes moot. The Company is not required to have the voting rights to be accorded to Shares acquired or to be acquired according to a control share acquisition considered at the next annual general meeting or extraordinary general meeting unless it has received the information statement and documents required by Article 196.5 at least fifty-five (55) days before the meeting. The notice of the meeting shall at a minimum be accompanied by a copy of the information statement (and a copy of any amendment to the information statement previously delivered to the Company) and a statement disclosing that the Board recommends approval of, expresses no opinion and is remaining neutral toward, recommends rejection of, or is unable to take a position with respect to according voting rights to Shares referred to in Article 196.1, acquired or to be acquired in the control share acquisition. Any amendments to the information statement received after mailing of the notice of the meeting must be mailed promptly to the Members by the Company.

196.5.	Notwithstanding anything to the contrary contained in this Article, no extraordinary general meeting shall be called pursuant to Article 196.4 and no consideration of the voting rights to be accorded to Shares referred to Article 196.1 acquired or to be acquired pursuant to a control share acquisition shall be presented at any annual general meeting or extraordinary general meeting unless, at the time of delivery of the information statement pursuant to Article 196.2, the acquiring person shall have entered into, and shall deliver to the Company a copy or copies of, a definitive financing agreement or definitive financing agreements, with one or more responsible financial institutions or other entities having the necessary financial capacity, for any financing of the control share acquisition not to be provided by funds of the acquiring person. A financing agreement is not deemed not definitive for purposes of this Article solely because it contains conditions or contingencies customarily contained in term loan agreements with financial institutions.

196.6.

196.6.1.	Shares referred to in Article 196.1 acquired by an acquiring person in a control share acquisition shall have the same voting rights as other Shares of the same class or series only if approved by Ordinary Resolution of the Members of the Company excluding votes cast with respect to interested shares at an annual general meeting or an extraordinary general meeting of Members pursuant to Article 196.4.

196.6.2.	To have the voting rights accorded by approval of a resolution of Members, any proposed control share acquisition not consummated prior to the time of the Member approval must be consummated within one hundred and eighty (180) days after the Member approval.

196.6.3.	Any Shares referred to in Article 196.1 acquired in a control share acquisition that do not have voting rights accorded to them by approval of a resolution of Members shall regain their voting rights upon transfer to a person other than the acquiring person or any affiliate or associate of the acquiring person unless the acquisition of the Shares by the other person constitutes a control share acquisition, in which case the voting rights of the Shares are subject to the provisions of this Article.

196.7.	The Company shall have the option to redeem all, but not less than all, the Shares referred to in Article 196.1 acquired in a control share acquisition, at a redemption price equal to the market value of the Shares at the time the redemption notice is given, in the event (1) an information statement has not been delivered to the Company by the acquiring person by the tenth day after the control share acquisition, or (2) an information statement has been delivered but the Members have voted not to accord voting rights to such Shares pursuant to Article 196.6.1. The redemption notice shall be given by the Company within thirty (30) days after the event giving the Company the option to redeem the Shares and the Shares shall be redeemed within sixty (60) days after the notice is given.

196.8.	This Article 196 may only be amended by a Special Resolution of the Members. In determining whether the Special Resolution has been adopted by the general meeting, votes cast with respect to interested Shares shall not be taken into account. Notwithstanding the foregoing, this Article 196 may be waived with respect to a particular control share acquisition by a committee of the Board comprised solely of Directors who:

(i)	are neither officers nor employees of, nor were during the five (5) years preceding the formation of the committee, officers or employees of, the Company or a related company;

(ii)	are neither acquiring persons nor affiliates or associates of an acquiring person; and

(iii)	were not nominated for election as Directors by an acquiring person or an affiliate or associate of an acquiring person; and

(iv)	were Directors at the time an acquiring person became an acquiring person or were nominated, elected, or recommended for election as Directors by a majority of those Directors.

196.9.	The foregoing provisions of this Article 196 do not apply to any acquisition, directly or indirectly, of beneficial ownership of Shares of the Company by FB Participações S.A. or any affiliate or associate thereof and in no circumstances shall FB Participações S.A. or any affiliate or associate thereof be deemed to be an acquiring person for the purposes of this Article 196 nor shall any acquisition, directly or indirectly, of beneficial ownership of Shares of the Company by FB Participações S.A. or any affiliate or associate thereof be deemed to be a control share acquisition for the purposes of this Article 196.

196.10.	As used in this Article 196 only, the term:

(i)	“acquiring person” means a person that makes or proposes to make a control share acquisition (and includes for this purpose any persons acting in concert with that person (as that term is defined in the Takeover Rules issued pursuant to the Irish Takeover Panel Act 1997)). When two or more persons act as a partnership, limited partnership, syndicate, or other group pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise for the purposes of acquiring, owning, or voting Shares of the Company, all members of the partnership, syndicate, or other group constitute a “person.”

(ii)	“acquiring person” does not include (a) a licensed broker/dealer or licensed underwriter who (1) purchases Shares of the Company solely for purposes of resale to the public and (2) is not acting in concert with an acquiring person, or (b) a person who becomes entitled to exercise or direct the exercise of more than fifteen percent (15%) of the voting rights of the Company solely as a result of an acquisition of Shares by, or recapitalisation of, the Company or similar action unless (1) the acquisition, recapitalisation, or similar action was proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the person or any affiliate or associate of the person or (2) the person thereafter acquires beneficial ownership, directly or indirectly, of Shares entitled to vote of the Company and, immediately after the acquisition, is entitled to exercise or direct the exercise of more than 15 percent (15%) of voting rights of the Company, as the person became entitled to exercise as a result of the acquisition, recapitalisation, or similar action.

(iii)	“affiliate” has the meaning given to this term in Article 195.6(i);

(iv)	“associate” has the meaning given to this term in Article 195.6(iii):

(v)	“beneficial ownership” has the meaning given to this term in Article 195.6(iv);

(vi)	“control share acquisition” means an acquisition, directly or indirectly, by an acquiring person of beneficial ownership of Shares of the Company that, except for this Article 196, would, when added to all other Shares of the Company beneficially owned by the acquiring person, entitle the acquiring person, immediately after the acquisition, to exercise or direct the exercise of more than 15 percent (15%) of the voting power of the Company but does not include any of the following:

(a)	an acquisition by a donee pursuant to an inter vivos gift not made to avoid this Article or by a distributee (as defined below);

(b)	an acquisition pursuant to a security agreement not created to avoid this Article;

(c)	an acquisition by way of a merger whereby a company merges with one or more companies, resulting in a single company, with or without a business purpose, pursuant to a plan of merger, if the Company is a party to the transaction;

(d)	an acquisition by way of exchange whereby a company acquires all of the outstanding shares of one or more classes or series of another company pursuant to a plan of exchange, if the Company is a party to the transaction;

(e)	an acquisition by way of transfer whereby a company sells, leases, transfers, or otherwise disposes of all or substantially all of its property and assets, if the Company is a party to the transaction;

(f)	an acquisition by way of merger or exchange with a limited liability company whereby a company participates in a merger or exchange with a limited liability company, if the Company is a party to the transaction;

(g)	an acquisition from the Company;

(h)	an acquisition for the benefit of others by a person acting in good faith and not made to avoid this Article, to the extent that the person may not exercise or direct the exercise of the voting power or disposition of the Shares except upon the instruction of others;

(i)	an acquisition pursuant to a savings, employee stock ownership, or other employee benefit plan of the Company or any of its subsidiaries, or by a fiduciary of the plan acting in a fiduciary capacity pursuant to the plan; and

(j)	an acquisition pursuant to an offer to purchase for cash pursuant to a tender offer, or to exchange for shares pursuant to an exchange offer, all Shares of the voting Shares of the Company (1) that has been approved by a majority vote of the members of a committee composed solely of one or more disinterested members of the Board formed pursuant to Article 195.3, before the commencement of, or the public announcement of the intent to commence, the tender or exchange offer; and (2) pursuant to which the acquiring person will become the owner of over fifty percent of the voting Shares of the Company outstanding at the time of the transaction.

For purposes of this Article, Shares beneficially owned by a plan described in clause (i), or by a fiduciary of a plan described in clause (i) pursuant to the plan, are not deemed to be beneficially owned by a person who is a fiduciary of the plan;

(vii)	“distributee” means any person who has received or who will receive property of a decedent from the decedent’s personal representative other than as a creditor or purchaser. A testamentary trustee is a distributee with respect to property which the trustee has received from a personal representative only to the extent of distributed assets or their increment remaining in the trustee’s hands. A beneficiary of a testamentary trust to whom the trustee has distributed property received from a personal representative is a distributee of the personal representative. For purposes of this provision, “testamentary trustee” includes a trustee to whom assets are transferred by will, to the extent of the devised assets;

(viii)	“interested shares” means the Shares of the Company beneficially owned by any of the following persons: (1) the acquiring person, (2) any officer of the Company, or (3) any employee of the Company who is also a director of the Company; and

(ix)	“market value” has the meaning given to it in Article 195.6(xi).

GREENMAIL RESTRICTIONS

197.

197.1.

Except for redemptions under Article 196.7, the Company shall not, directly or indirectly, acquire or agree to acquire any Shares entitled to vote from a person (or two or more persons who act as a partnership, limited partnership, syndicate, or other group pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise for the purpose of acquiring, owning, or voting Shares of the Company) who beneficially owns five percent (5%) or more of the voting power of the Company for more than the market value thereof if the Shares have been beneficially owned by the person for less than two (2) years, unless (1) the acquisition or agreement to acquire is approved at a meeting of Members by the affirmative vote of the holders of not less than a majority of the issued and outstanding Shares of the Company entitled to vote or (2) the Company makes an offer, of at least equal value per Share, to all holders of Shares of the class or series and to all holders of any class or series into which the securities may be converted. For purposes of determining the period that shares have been beneficially owned by a person:

(i)	shares acquired by the person by gift from a donor are deemed to have first become beneficially owned by the person when the shares were acquired by the donor;

(ii)	shares acquired by a trust from the settlor of the trust, or shares acquired from the trust by a beneficiary of the trust, are deemed to have first become beneficially owned by the trust or the beneficiary when the shares were acquired by the settlor; and

(iii)	shares acquired by an estate or personal representative as a result of the death or incapacity of a person, or shares acquired from the estate or personal representative by an heir, devisee, or beneficiary of the deceased or incapacitated person, are deemed to have first become beneficially owned by the estate, personal representative, heir, devisee, or beneficiary when the shares were acquired by the deceased or incapacitated person.

197.2.	As used in this Article 197 only, the term “market value” has the meaning given to it in Article 196.10(ix).

We, the corporate body whose name and address is subscribed, wish to be formed into a company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Name, Address and Description of the Subscriber	Number of shares taken by the Subscriber

For and on behalf of

Dated

Witness to the above signature:

Name:

Address:

Occupation: